                                                                   EXHIBIT 10.17

                                CREDIT AGREEMENT

                           DATED AS OF AUGUST 21, 1998


                                     BETWEEN


                            LAMALIE ASSOCIATES, INC.



                                  AS BORROWER,


                                       AND


                               BARNETT BANK, N.A.


                                   AS LENDER,


                                   RELATING TO


                  $25,000,000 REVOLVING LINE OF CREDIT FACILITY
                 WITH $5,000,000 SUB-LIMIT FOR LETTERS OF CREDIT

                                TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                ----
                                                     ARTICLE I
                                         DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.              Certain Defined Terms..........................................................        1
SECTION 1.02.              Computation of Time Periods.....................................................      11
SECTION 1.03.              Accounting Terms................................................................      11
SECTION 1.04.              Financial Ratios................................................................      11

                                                     ARTICLE II
                                AMOUNTS AND TERMS OF THE REVOLVING CREDIT FACILITY

SECTION 2.01.              The Commitment..................................................................      11
SECTION 2.02.              Making the Advances.............................................................      11
SECTION 2.03.              Repayment; Resting of Credit Facilities........................................       12
SECTION 2.04.              Interest; Late Charges; Standby Fees...........................................       12
SECTION 2.05.              Prepayments....................................................................       14
SECTION 2.06.              Conversion of Advances; Failure to
                           Select Interest Period.........................................................       14
SECTION 2.07.              Increased Costs, Etc...........................................................       15
SECTION 2.08.              Payments.......................................................................       17


                                                    ARTICLE III
                                    OTHER TERMS APPLICABLE TO REVOLVING CREDIT
                                                     FACILITIES

SECTION 3.01.              Senior Debt....................................................................       18
SECTION 3.02.              Use of Proceeds................................................................       18
SECTION 3.03.              Evidence of Debt...............................................................       18
SECTION 3.04.              Borrower's Loan Accounting.....................................................       18


                                                     ARTICLE IV
                                            LETTER OF CREDIT FACILITY

SECTION 4.01.              Letters of Credit...............................................................      18

                                                                                                                PAGE
                                                                                                                ----
SECTION 4.02.              Request for Issuance............................................................      19
SECTION 4.03.              Drawings........................................................................      20
SECTION 4.04.              Increased Costs................................................................       21
SECTION 4.05.              Obligations Absolute............................................................      21
SECTION 4.06.              No Liability Regarding Letters of Credit........................................      22
SECTION 4.07.              Payment; Default Interest; Taxes................................................      23
SECTION 4.08               Fees and Charges................................................................      23


                                                        ARTICLE V
                                            SECURITY INTERESTS AND GUARANTIES

SECTION 5.01.              Security Interest..............................................................       23

SECTION 5.02.              Protection of Business Records..................................................      24
SECTION 5.03.              Guaranties......................................................................      24
SECTION 5.04.              Security and Guaranties Provided by
                           Additional Subsidiaries.........................................................      24


                                                       ARTICLE VI
                                                  CONDITIONS OF LENDING

SECTION 6.01.              Conditions Precedent to Initial
                           Credit Event.....................................................................     24
SECTION 6.02.              Conditions Precedent to Each
                           Credit Event.....................................................................     27

                                                       ARTICLE VII
                                              REPRESENTATIONS AND WARRANTIES

SECTION 7.01.              Representations and Warranties of the
                           Borrower.........................................................................     27

                                                      ARTICLE VIII
                                                COVENANTS OF THE BORROWER

SECTION 8.01.              Affirmative Covenants............................................................     32
SECTION 8.02.              Financial Covenants..............................................................     36

                                                                                                                PAGE
                                                                                                                ----
SECTION 8.03.              Negative Covenants...............................................................     37

                                                       ARTICLE IX
                                                   EVENTS OF DEFAULT

SECTION 9.01.              Events of Default................................................................     40
SECTION 9.02.              Remedies.........................................................................     42

                                                        ARTICLE X
                                                      MISCELLANEOUS

SECTION 10.01.             Amendments, Etc..................................................................     44
SECTION 10.02.             Notices, Etc.....................................................................     44

SECTION 10.03.             No Waiver; Remedies..............................................................     45
SECTION 10.04.             Costs and Expenses...............................................................     45
SECTION 10.05.             Right of Set-Off.................................................................     47
SECTION 10.06.             Binding Effect...................................................................     47
SECTION 10.07.             Assignments and Participations...................................................     47
SECTION 10.08.             Governing Law....................................................................     48
SECTION 10.09.             Execution in Counterparts........................................................     48
SECTION 10.10.             Consent to Jurisdiction..........................................................     48
SECTION 10.11.             Confidentiality..................................................................     49
SECTION 10.12.             Further Assurances...............................................................     49
SECTION 10.13.             Supercedes Prior Agreement........................................................    49



                                    EXHIBITS
                                    --------
Exhibit A                           - Form of Revolving Credit Note
Exhibit B                           - Form of Notice of Borrowing
Exhibit C                           - Form of Notice of Conversion
Exhibit D                           - Officer's Certificate
Exhibit E                           - Form of Letter of Credit Request

                                    SCHEDULES
Schedule 7.01(c)                    - Fictitious Names
Schedule 7.01(g)                    - Title to Assets
Schedule 7.01(h)                    - Pending Litigation
Schedule 7.01(i)                    - Tax Returns
Schedule 7.01(o)                    - ERISA Plans
Schedule 7.01(p)                    - Environmental Compliance

                                CREDIT AGREEMENT



         THIS CREDIT AGREEMENT (the "Agreement") dated as of August 21, 1998 by and between LAMALIE ASSOCIATES, INC., a Florida corporation (the "Borrower") and BARNETT BANK, N.A., a national banking association (the "Lender").

                              W I T N E S S E T H :

         WHEREAS, subject to and upon the terms and conditions herein set forth, the Lender is willing to make available to the Borrower a line of credit facility in an amount not exceeding $25,000,000 with a $5,000,000 sub-limit for letters of credit, all as provided herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Account(s)" or "Accounts Receivable" means any right to payment for goods or services sold which is not evidenced by an instrument or chattel paper.

         "Account Debtor" means the primary obligor or obligors and any co-signer in respect of any Accounts Receivable.

         "Accounts Payable" means, at any date, the aggregate amount of all liabilities of the Borrower that would be properly classified as trade or vendor accounts payable at such date, all computed in accordance with GAAP, consistently applied.

         "Adjusted EBITDA" means the Borrower's EBITDA plus the EBITDA of any acquired Person.

         "Advance" means any Borrowing pursuant to Section 2.01(a).

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control"

(including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Credit Agreement, as the same may be modified, supplemented or amended from time to time.

         "Base Rate" means for any Interest Period for each Base Rate Advance comprising part of the same Borrowing, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the rate of interest announced publicly by Barnett Bank, N.A. from time to time as its "prime rate." Such prime rate is only a benchmark, is purely discretionary, and is not the best or lowest rate charged to borrowing customers of Barnett Bank, N.A. Any change in the prime rate shall be effective at the beginning of the Business Day on which such change is announced.

         "Base Rate Advance" means an Advance that bears interest as provided in
Section 2.04(a)(i).

         "Base Rate Margin" means the basis points per annum set forth below which shall be effective for Borrowings beginning on the first Business Day next following the date of receipt by the Lender of the Financial Statements and Officers Certificates described in Section 8.01(a), demonstrating that the ratio of Funded Debt as at the end of the Borrower's most recent four (4) Fiscal Quarters to Adjusted EBITDA for the most recent four (4) Fiscal Quarters was less than or equal to or greater than, as the case may be, the ratio set forth below opposite the Base Rate Margin:

         Funded Debt/EBITDA Ratio                        Applicable Base Rate Margin
         ------------------------                        ---------------------------
         (a) Less than 2.00 to 1.00                      Zero basis points

         (b) Equal to or greater than
             2.00 to 1.00                                25 basis points

         "Borrower" means Lamalie Associates, Inc., a Florida corporation, and its permitted successors and assigns.

         "Borrowing" means a borrowing comprising Advances of the same Type made on the same day, or Advances Converted into the same Type on the same day.

         "Business Day" means a day of the year on which the Lender is not required or authorized to close in the City of Tampa, Florida.

         "Capital Lease" means a lease where the Borrower is the lessee under which all obligations of lessee are treated as a capital lease in accordance with GAAP.

         "Closing Date" means the date of execution of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means all of the properties, interests in property and assets of the Borrower described in the Security Agreement as Collateral, which Collateral shall, from time to time, secure the Obligations of the Borrower, including all Loan Documents relating thereto.

         "Commitment" has the meaning specified in Sections 2.01(a).

         "Commitment Period" means the period from and including the date of this Agreement to but not including the Termination Date, or such earlier date as the Commitment shall terminate as provided herein.

         "Conversion", "Convert" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.06 or 2.07.

         "Credit Event" means the incurrence of any Borrowing.

         "Current Assets" means, at any date, the aggregate amount of all assets of the Borrower that would be properly classified as current assets at such date, all computed in accordance with GAAP.

         "Current Liabilities" means, at any date, the aggregate amount of all liabilities (including tax and other proper accruals) of the Borrower that would be properly classified as current liabilities at such date, all computed in accordance with GAAP, consistently applied, except that no portion of the Advances shall be included in Current Liabilities.

         "Current Maturities of Long-Term Debt" means, at any date, the aggregate principal amount of long-term Debt maturing during the following 12 months.

         "Daily Unfunded Commitment," means the difference between (a) the Commitment and (b) the sum of the daily outstanding balance of all Advances plus the Letter of Credit Amount.

         "Debt" shall mean, with respect to the Borrower, without duplication,
(i) all Obligations for borrowed money, (ii) all Obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all Obligations under conditional sale or other title retention agreements relating to property purchased by the Borrower, (iv) all Obligations issued or assumed as the deferred purchase price of property or services (excluding Obligations to trade creditors in payment for services or goods acquired in the ordinary course of business), (v) all Obligations as lessee under any lease which shall have been or should be, in accordance with GAAP, treated as a Capital Lease, and (vi) all Obligations under direct or indirect guarantees in respect of, and all Obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or Obligations of the Borrower of the kinds referred to in clauses (i) through (v) above, less Subordinated Debt.

         "Debt Service Coverage Ratio" has the meaning set forth in Section
8.02.

         "Default" means any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         "EBITDA" means earnings before interest, income taxes, depreciation and amortization, determined in accordance with GAAP.

         "Elected Rate" means the interest rate for an Advance elected by Borrower hereunder, which shall be either a floating rate equal to the Base Rate plus the Base Rate Margin or a fixed rate for the Interest Period equal to the 90-day LIBOR Rate plus the LIBOR Rate Margin.

         "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a net worth determined in accordance with generally accepted accounting principles in excess of $250,000,000; (c) a commercial bank organized under the laws of any other country that is a member of the OBECD or a political subdivision of any such country, and having total assets in excess of $2,000,000,000, provided that such bank is acting through a branch or agency located in the United States, in the Cayman Islands or in the country in which it is organized or another country that is also a member of the OBECD; (d) the central bank of any country that is a member of the OBECD; (e) a finance company, insurance company or other financial institution or fund engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, organized under the laws of the United States or any State thereof and having assets in excess of $100,000,000; and (f) any other financial institution reasonably acceptable to the Borrower.

         "Environmental Laws" means any of the Water Pollution Control Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund Act"), the Superfund

Amendments and Reauthorization Act, the Toxic Substances Control Act, the Clear Air Act, or any similar laws imposing liability on any Person for the generation, storage, impoundment and disposal, discharge, treatment, release, seepage, emission, transportation or destruction of any Hazardous Waste or of any garbage, sewage, effluent, smoke, dust or any other form of pollution (whether or not denominated as a Hazardous Waste), as the same may be amended from time to time, and any rules, regulations, or administrative orders thereunder and any state statutes, laws, rules, regulations or administrative orders addressing the same or similar subject as the foregoing federal laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Default" means any of the events specified in Section 9.01, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

         "Financial Statements" is defined in Section 7.01(e).

         "Fiscal Quarter" shall mean each fiscal quarter in a Fiscal Year.

         "Fiscal Year" means each period of 52 weeks ending on February 28th of each year.

         "Fiscal Year End" means each February 28th.

         "Funded Debt" means Debt owed to financial institutions, Subordinated Debt, Capital Lease Obligations and purchase money Debt incurred by Borrower in connection with the acquisition of any Person.

         "GAAP" means generally accepted accounting principles in effect at the time of any determination thereof, consistently applied.

         "Guarantors" means Ward Howell International, Inc., a Connecticut corporation, LAI International Limited, a private limited company incorporated under the English Companies Act of 1985, and all future Guarantors of the Credit Facility pursuant to Section 5.04 hereof.

         "Guaranty" means the Continuing Unconditional Guaranty of even date herewith executed by the Guarantors in favor of Lender, together with all additional Guarantys provided pursuant to Section 5.04 hereof.

         "Hazardous Waste" means any hazardous, toxic or radioactive substance, materials or products as defined under any Environmental Laws, including, but not limited to, petroleum products, ammonia, chlorine, derivatives of petroleum products, pesticides, asbestos and asbestos-containing materials, and polychlorinated biphenyls (PCBs).

         "Indemnity Release Date" means the date on which all Obligations of the Borrower arising under the Loan Documents, other than those set forth in Section 10.04(c), have been satisfied in full.

         "Interest Period" means, for (i) each Base Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of Conversion of a LIBOR Rate Advance into such Base Rate Advance, and ending on the first day of the next succeeding Fiscal Quarter and, thereafter, if applicable, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the first day of the next succeeding Fiscal Quarter, and (ii) each LIBOR Rate Advance comprising part of the same Borrowing, a period commencing on the date of such Advance or the date of Conversion of any Base Rate Advance into such LIBOR Rate Advance, and ending 90 days later and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending 90 days later. The duration of each such Interest Period applicable to LIBOR Rate Advances shall be 90 days; provided, however, that:

                  (a) The Borrower may not select any Interest Period for a LIBOR Advance that ends after the Termination Date; and

                  (b) whenever the first day of any Interest Period for a LIBOR Advance occurs on a day of the initial calendar month of such Interest Period and there is no numerically corresponding day in the last calendar month of such Interest Period, such Interest Period shall end on the last Business Day of the last calendar month of such Interest Period.

         "Lease Expense" means all obligations of Borrower in its capacity as a lessee under any Operating Lease.

         "Lender" means Barnett Bank, N.A., a national banking association, and its successors and assigns.

         "Letter of Credit" has the meaning specified in Section 4.01(a).

         "L/C Advance" means an Advance which, in accordance with Section 4.03, is made when the Borrower does not immediately reimburse the Lender for a drawing made under a Letter of Credit and the Borrower is then permitted to obtain a Borrowing in the amount of such drawing.

         "Letter of Credit Amount" means, as of any date of determination, the sum of (x) the aggregate amount available to be drawn under all Letters of Credit then outstanding (assuming compliance with all conditions to drawing), which amount shall be deemed to be made available upon issuance of a Letter of Credit and to be outstanding so long as such Letter of Credit remains outstanding, and (y) the amount of all outstanding L/C Advances.

         "Letter of Credit Borrowing" means a Borrowing which comprises L/C Advances.

         "Letter of Credit Facility" means the letter of credit facility made available to the Borrower pursuant to Article IV.

         "Letter of Credit Request" has the meaning specified in Section 4.02.

         "L/C Related Documents" has the meaning specified in Section 4.05.

         "Liabilities" means, at any date, the aggregate amount of all liabilities (including tax and other proper accruals) of the Borrower that would be properly classified as liabilities at such date, all computed in accordance with GAAP.

         LIBOR Rate shall mean the interest rate per annum which is equal to the offered rate in the London Interbank market for deposits in United States Dollars having a maturity of three (3) months for ninety (90) day Interest Periods, which appears on the Libor Rate Reference Page as of 11:00 a.m. (London
Time) on the day that is two London Banking Days preceding the first Business Day of the Elected Interest Period. If at least two such offered rates appear on the Libor Rate Reference Page, the rate will be the arithmetic mean of such offered rates. Notwithstanding the foregoing, Lender may, in its sole discretion, use rate quotations for daily or annual periods in lieu of quotations for substantially equivalent monthly periods. As used herein, "Libor Rate Reference Page" shall mean either (a) the Reuters Screen LIBO Page, (b) the Dow Jones Telerate Page 3750 or such other nationally recognized source, as either may from time to time be used by Lender in its sole discretion as a reference for determining any applicable Libor Rate. "Business Banking Day" shall mean each day other than a Saturday, a Sunday or any holiday on which commercial banks in Jacksonville, Florida are closed for business. "London Banking Day" shall mean each day other than a Saturday, a Sunday or any holiday on which commercial banks in London, England are closed for business.

         "LIBOR Rate Advance" means an Advance that bears interest at the LIBOR Rate plus the LIBOR Rate Margin.

         "LIBOR Rate Margin" means the basis points per annum set forth below which shall be effective for Borrowings beginning on the first Business Day next following the date of receipt by the Lender of the Financial Statements and Officers Certificates described in Section 8.01(a), demonstrating that the ratio of Funded Debt as at the end of the Borrower's most recent four (4) Fiscal Quarters to Adjusted EBITDA for the most recent four (4) Fiscal Quarters was less than or equal to or greater than, as the case may be, the ratio set forth below opposite the LIBOR Rate Margin:

         Funded Debt/EBITDA Ratio                        Applicable Libor Rate Margin
         ------------------------                        ----------------------------
         (a) Less than 1.00 to 1.00                      125 basis points

         (b) Greater than or equal to
             1.00 to 1.00 but less than
             1.50 to 1.00                                150 basis points

         (c) Greater than or equal to
             1.50 to 1.00 but less than
             2.00 to 1.00                                175 basis points

         (d) Equal to or greater than
             2.00 to 1.00                                200 basis points

A LIBOR Rate Advance may not be elected during any period in which the Financial Statements and Officers Certificate described above are delinquent.

         "Loan Documents" means this Agreement, the Note, the Guaranty, the Waiver of Jury Trial Agreement between Lender and Borrower bearing even date herewith, the Tax Indemnity Agreement between Lender and Borrower bearing even date herewith, each Notice of Borrowing, any Swap Agreement and any other agreement, document or instrument relating to the Revolving Credit Facility or the Advances described herein, including each amendment to any of the foregoing.

         "Net Income" means, for any fiscal period, net income after taxes of the Borrower as it would appear on a statement of income of the Borrower for such period computed in accordance with GAAP, consistently applied.

         "Note" means the promissory note of the Borrower payable to the order of the Lender, substantially in the form of Exhibit A, evidencing the aggregate indebtedness of the Borrower to the Lender resulting from Advances made by the Lender pursuant to Section 2.01(a).

         "Notice of Borrowing" has the meaning specified in Section 2.02(a).

         "Notice of Conversion" has the meaning specified in Section 2.06(a).

         "Obligation" means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any obligation to make any payment for any reason, whether or not such obligation is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, legal, equitable, secured or unsecured, and whether or not such obligation is discharged, stayed or otherwise affected by any proceeding referred to in Section 8.01(f)-(h). Without limiting the generality of the foregoing, the Obligations of the Borrower under the Loan Documents include (a) all principal interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, indemnities and any other amounts payable by the Borrower under any Loan Document, and (b) any amount in respect of any of the foregoing that the Lender may elect to pay or advance on behalf of the Borrower, but only to the extent authorized by the provisions of the relevant Loan Document.

         "Officers' Certificate" means a certificate in the form appended to this Agreement as Exhibit D, signed by an executive officer of the Borrower.

         "Operating Lease" means a lease where the Borrower is the lessee under which all obligations of lessee treated as an operating lease in accordance with GAAP.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency of the federal government.

         "Permitted Acquisitions" is defined in Section 8.03(d).

         "Permitted Liens" is defined in Section 8.03(d).

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, trade or business (whether or not incorporated) or other entity, or a government or any political subdivision or agency thereof.

         "Revolving Credit Facility" means the revolving line of credit facility made available to the Borrower as described in Article II.

         "Security Agreement" means the Security Agreement by and between Lender, Borrower and Guarantors, bearing even date herewith, including all amendments or supplements thereto.

         "Subordinated Debt" means any Debt of the Borrower permitted under the terms hereof that is subordinated to the Obligations of the Borrower under the Loan Documents on, and that otherwise contain, terms and conditions satisfactory to the Lender.

         "Subsidiary", with respect to any Person, means any corporation organized under the laws of the United States of America or a jurisdiction thereof at least a majority of the outstanding shares of voting stock or similar interest of which are owned, directly or indirectly, by such Person. The term "Subsidiary", when used herein without reference to any particular Person, shall mean a Subsidiary of the Borrower now owned or hereafter created or acquired.

         "Swap Agreement" means any International Swaps and Derivatives Association (ISDA) Master Agreement executed by the Borrower providing for an interest rate swap with respect to all or any part of the Revolving Credit Facilities including all schedules and confirmations relating thereto.

         "Tangible Net Worth" means, at any date, the following, all computed in accordance with GAAP, consistently applied: consolidated shareholders' equity, plus Subordinated Debt, minus receivables due from officers, directors, stockholders or Affiliates and any goodwill, trade names, trademarks, patents, unamortized debt discounts, non-compete agreements and other intangibles (other than any portion thereof previously amortized).

         "Tax Rate" means the federal income tax rate applicable to Borrower from time to time.

         "Termination Date" means the earlier of (i) the second anniversary of the Closing Date and (ii) the date of termination in whole of the Commitment pursuant to Section 9.02; provided that with respect to the Letter of Credit Facility only, if Letters of Credit are outstanding all outstanding on the second anniversary of the Closing Date, the Termination Date with respect to such facility shall mean the earlier of (x) the date the last Letter of Credit expires or (y) five (5) days after such Letter of Credit is fully drawn upon.

         "Type" refers to the distinction among Advances pursuant to Section
2.01 bearing interest based on the Base Rate and the LIBOR Rate.

         SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and each of the words "to" and "until" means "to but excluding."

         SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

         SECTION 1.04. Financial Ratios. All financial ratios and other financial requirements set forth herein shall be calculated on a consolidated basis with all Subsidiaries of Borrower.

                                   ARTICLE II

               AMOUNTS AND TERMS OF THE REVOLVING CREDIT FACILITY

         SECTION 2.01. The Commitment.

         (a) Revolving Credit Facility. Subject to Section 2.01(b), Lender agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed Twenty-Five Million Dollars ($25,000,000) (such amount being the Lender's "Commitment") less the Letter of Credit Amount at any time outstanding. Each Borrowing comprising LIBOR Rate Advances shall be in an aggregate amount of not less than $1,000,000 and any Borrowing in excess of $1,000,000 shall be in integral multiples of $500,000. Borrowings comprising Base Rate Advances shall not be subject to any restrictions regarding minimum amounts. Within the limits of the Lender's Commitment, and subject to the limits referred to above, the Borrower may repay and prepay and subsequently reborrow the amounts so repaid or prepaid under this Section 2.01(a).

         (b) Note and Notice of Borrowing. All Advances shall be evidenced by the Note payable to the order of the Lender, in substantially the form of Exhibit A hereto and a Notice of Borrowing, in substantially the form of Exhibit B hereto.

         SECTION 2.02. Making the Advances.

         (a) Each Borrowing shall be made on notice, given by the Borrower to the Lender not later than 11:00 a.m., Tampa, Florida time on the third Business Day prior to the date of a proposed Borrowing comprising LIBOR Rate Advances and on the Business Day of a proposed Borrowing comprising Base Rate Advances. Each such notice of a Borrowing shall be by telephone, telex, telecopier or cable, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, and (iii) the aggregate amount of such Borrowing, and shall be confirmed in writing by the delivery of a Notice of Borrowing in substantially the form of Exhibit B hereto. Upon fulfillment of the applicable conditions set forth in Article V, the Lender will make such funds available to the Borrower by crediting the Borrower's account maintained with Lender as specified by the Borrower.

         (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select LIBOR Rate Advances for any Borrowing if (i) the obligation of the Lender to make LIBOR Rate Advances shall then be suspended pursuant to Section 2.07 or (ii) the Financial Statements or reports or Officers Certificates required to be delivered to the Lender pursuant to Section 8.01(a) are delinquent or (iii) an Event of Default hereunder has occurred and is continuing.

         (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to comprise LIBOR Rate Advances, the Borrower shall indemnify the Lender against any loss, cost or expense incurred by the Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Advance the applicable conditions set forth in Article V, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund the Advance to be made by the Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

         SECTION 2.03. Repayment. On the Termination Date, the Borrower shall repay to the Lender the outstanding principal amount of all Advances, together with interest accrued thereon and all other Obligations due under this Agreement and the other Loan Documents.

         SECTION 2.04. Interest; Late Charges; Standby Fees.

                  (a) Interest on Advances. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to the Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                           (i) Base Rate Advances. During such periods as such
                  Advance is a Base Rate Advance, a variable rate per annum (adjusted on the day of each Base Rate change) equal at all times to the sum of (A) the Base Rate in effect from time to time, plus (B) the Base Rate Margin, payable in arrears on each October 1, January 1, April 1, and July 1 during the Commitment Period and on the Termination Date. Interest on Base Rate Advances shall be computed on the basis of a year of 360 days and calculated for the actual number of days elapsed as a Base Rate Advance.

                           (ii) LIBOR Rate Advances. During such periods as such
                  Advance is a LIBOR Rate Advance, a fixed rate per annum for each Interest Period equal at all times to the sum of (A) the LIBOR Rate elected by Borrower for such Advance plus (B) the LIBOR Rate Margin, payable in arrears on the last day of such Interest Period. Interest on LIBOR Rate Advances shall be computed on the basis of a year of 360 days and calculated for the actual number of days elapsed as a LIBOR Rate Advance.

                  (b) Default Interest. The Borrower shall pay interest, payable on demand, on the principal amount of each Advance or other Obligation that is not paid when due and on all interest on any Advance or other Obligation not paid when due (whether or not so specified in any Notes) at a rate per annum equal to the maximum rate allowed by applicable law.

                  (c) Late Charges. In addition to default interest, a late charge shall be assessed as a service charge with respect to each payment of principal or interest that is delinquent by ten (10) or more days in an amount equal to the greater of 5% of the amount of such delinquent payment or $100.

                  (d) Standby Fees. Borrower shall pay standby fees to Lender equal to the Daily Unfunded Commitment multiplied by the basis points per annum set forth below, which basis points shall be effective beginning on the first Business Day next following the date of receipt by the Lender of the Financial Statements and Officers Certificates described in Section 8.01(a), demonstrating that the ratio of Funded Debt as at the end of the Borrower's most recent four (4) Fiscal Quarters to Adjusted EBITDA for the most recent four (4) Fiscal Quarters was less than or equal to or greater than, as the case may be, the ratio set forth below opposite the standby fee:

         Funded Debt/EBITDA Ratio                        Applicable Standby Fee
         ------------------------                        ----------------------
         (a) Less than 1.00 to 1.00                      20 basis points

         (b) Greater than or equal to
             1.00 to 1.00 but less than
             1.50 to 1.00                                25 basis points

         (c) Greater than or equal to
             1.50 to 1.00 but less than
             2.00 to 1.00                                30 basis points

         (d) Equal to or greater than
             2.00 to 1.00                                40 basis points

Such fees shall be paid to Lender in four quarterly installments in arrears on each October 1, January 1, April 1 and July 1 during the Commitment Period and on the Termination Date, with the first such fee payable on October 1, 1998.

         SECTION 2.05. Prepayments.

                  (a) Optional. The Borrower may prepay the outstanding principal amount of Advances, together with any accrued but unpaid interest thereon, upon notice to the Lender delivered not later than 11:00 a.m., Tampa, Florida time on the Business Day that the prepayment is to be made, each such notice stating the proposed date and aggregate principal amount of the prepayment and the Borrowing to be so prepaid, and if such notice is given the Borrower shall prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or with respect to Borrowings as designated by Borrower ratably in part,; provided, however, that (x) each partial prepayment of LIBOR Rate Advances shall be in an aggregate principal amount of not less than $500,000 or an integral multiple of $500,000 in excess thereof, and (y) any prepayment of LIBOR Rate Advances made other than on the last day of an Interest Period shall be subject to a prepayment fee equal to the difference between (i) the amount of interest which would have been payable with respect to the LIBOR Rate Advance for the remainder of the Interest Period and (ii) the amount of interest which the Lender would earn on the sums prepaid if invested for the remainder of the Interest Period at an interest rate equal to the Federal Funds Rate published in the "Money Rates" column of the local edition of the Wall Street Journal on the Business Day following the prepayment, but in no event less than zero. Prepayments may be made only after notice as provided herein. Except as set forth in this Section 2.05, prepayment of principal and interest hereunder may be made at any time without penalty.

                  (b) Mandatory. The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the amount by which the aggregate principal amount of the Advances then outstanding exceeds the aggregate amount of the applicable Commitment. All such mandatory prepayments shall be applied first to Base Rate Advances and then to LIBOR Rate Advances.

         SECTION 2.06. Conversion of Advances; Failure to Select Interest
         Period.

                  (a) Optional. On and after the Closing Date, the Borrower may on any Business Day, upon notice (each, a "Notice of Conversion") given to the Lender not later than 11:00 A.M. Tampa, Florida time, on the third Business Day prior to the date of a proposed Conversion into LIBOR Rate Advances and one Business Day prior to a proposed Conversion into Base Rate Advances, subject to the provisions of

         Section 2.07(c), Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of any LIBOR Rate Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Advances being Converted and any Conversion of Base Rate Advances into LIBOR Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.01(a) and (b). Each such Notice of Conversion shall be by telephone, telex, telecopier or cable, confirmed immediately in writing, in substantially the form of Exhibit C hereto, specifying, within the restrictions specified above, (i) the date of such Conversion, (ii) the Advances to be Converted, the portion thereof to be Converted and the Type of Advances into which they will be Converted and (iii) if such Conversion is into LIBOR Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  (b) Mandatory. (i) If the Borrower shall fail to give a Notice of Conversion in respect of LIBOR Rate Advances prior to the end of the Interest Period applicable thereto as provided in subsection (a) of this Section 2.06, the Lender will forthwith so notify the Borrower. Each such LIBOR Rate Advance will automatically, on the last day of the then existing Interest Period therefor, renew for a like Interest Period. (ii) Upon the occurrence and during the continuance of any Event of Default, unless the Lender otherwise consents in writing, (A) each LIBOR Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
         (B) the obligation of the Lender to make, continue or Convert Advances into LIBOR Rate Advances shall be suspended. (iii) LIBOR Rate Advances shall automatically Convert into Base Rate Advances as provided in
         Section 2.07(c).

         SECTION 2.07. Increased Costs, Etc.

                  (a) If the introduction of or any change in any law, guideline or regulation or in the interpretation or administration of any law, guideline or regulation by any court or administrative or governmental authority (including any central bank) charged with the interpretation or administration thereof from and after the date hereof, (x) subjects the Lender or corporation controlling the Lender to any tax of any kind whatsoever with respect to any LIBOR Rate Advance, or changes the basis of taxation of payments to the Lender or corporation of principal, commissions, fees, interest or any other amount payable hereunder relating to LIBOR Rate Advances (except for (A) taxes on or measured by the overall net income of the Lender or branch, office or agency through which the Lender is acting for purposes of this Agreement or
         (B) changes in the rate of such taxes); (y) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit or commitment therefor extended by, or any other acquisition of funds by the Lender which are not otherwise included in any determination of the LIBOR Rate payable hereunder; or (z) imposes on the Lender or corporation controlling the Lender any other condition, and as a result there shall be any increase in the cost to any Lender or corporation controlling the Lender of agreeing to make or making, funding or maintaining LIBOR Rate Advances by an amount deemed by the Lender to be material, then the Borrower shall from time to time, upon demand by the Lender, pay to the Lender additional amounts sufficient to compensate the Lender for such increased cost. The Lender shall submit to the Borrower a certificate as to the rationale for and the amount of and method of calculating such increased cost, which certificate shall be conclusive and binding for all purposes, absent manifest error or a mistake in interpreting the law, guideline or regulation.

                  (b) If the introduction of or any change in any law, guideline or regulation or in the interpretation of any law, guideline or regulation by any court or administrative or governmental authority (including any central bank) charged with the interpretation or administration thereof from and after the date hereof has or would have the effect of reducing the rate of return on the capital of the Lender or any corporation controlling the Lender as a consequence of its making or funding or maintaining LIBOR Rate Advances below the rate which the Lender or such controlling corporation could have achieved but for such compliance (taking into account the policies of the Lender or controlling corporation with regard to capital) by an amount deemed by the Lender to be material, then the Borrower shall from time to time, upon demand by the Lender, pay to the Lender additional amounts sufficient to compensate the Lender or other corporation for such reduction. The Lender shall submit to the Borrower a certificate as to the rationale for and the amount of and method of calculating such additional amounts, which certificate shall be conclusive and binding for all purposes, absent manifest error or a mistake in interpreting the law, guideline or regulation. The Lender agrees to notify the Borrower of any circumstances that would cause the Borrower to pay additional amounts pursuant to this Section 2.07, provided that the failure to give such notice shall not affect the Borrower's obligation to pay such additional amounts hereunder.

                  (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for the Lender to perform its obligations hereunder to make LIBOR Rate Advances or to continue to fund or maintain LIBOR Rate Advances hereunder, then, on notice thereof and demand therefor by the Lender to the Borrower, (i) each LIBOR Rate Advance will automatically, at the end of the Interest Period for each such Advance, Convert into a Base Rate Advance and (ii) the obligation of the Lender to make or Convert Advances into LIBOR Rate Advances shall be suspended until the

         Lender shall notify the Borrower that the Lender has determined that the circumstances causing such suspension no longer exist.

         SECTION 2.08. Payments.

                  (a) The Borrower shall make each payment hereunder not later than 12:00 Noon Tampa, Florida time, on the day when due in U.S. dollars to the Lender, in same day funds, or Borrower shall initiate a wire transfer to the Lender and notify the Lender of the amount of the wire transfer and the federal wire system reference number by 11:00 a.m. on the date of payment and such wire transfer must be actually received by the Lender by 3:00 p.m. on such day.

                  (b) All payments received pursuant to subsection (a) of this
         Section 2.08 shall be applied in the following order: first, to the payment of any costs and expenses and other amounts due pursuant to
         Section 10.04; second, to the payment of any amount due under this Agreement or any other Loan Document other than any amount referred to in any other clauses of this subsection (b); third, to the payment of interest due on the Advances; and fourth, to the payment of principal due on the Advances; provided, however, that as long as no Event of Default exists hereunder, the Lender shall apply all such payments in accordance with the Borrower's instructions.

                  (c) The Borrower hereby authorizes the Lender, if and to the extent the Borrower has not complied with Section 2.08(a) and as a result payment owed to the Lender is not made within the applicable grace period hereunder, to charge from time to time against any or all of the Borrower's accounts with the Lender any amount so due, in which event the Lender shall give prompt notice to the Borrower of such charge; provided, however, that the failure to give such notice shall not affect the validity of such charge.

                  (d) All computations of interest and fees hereunder shall be made by the Lender on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (e) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in each case be included in the computation of payment of interest or fees, as the case may be.

                                   ARTICLE III

                   OTHER TERMS APPLICABLE TO REVOLVING CREDIT
                                    FACILITY

         SECTION 3.01. Senior Debt. The parties hereto agree that the principal of, premium, if any, and interest on the indebtedness for money borrowed evidenced hereunder, whether outstanding on the date hereof or hereafter incurred, is expressly made senior in right of payment to all indebtedness included in the definition of "Subordinated Debt" in Section 1.01.

         SECTION 3.02. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agree that such proceeds shall be used) to fund (a) working capital requirements, (b) the issuance of letters of credit, (c) for general corporate and acquisition needs, and (d) to retire in full the Borrower's existing $6,500,000 line of credit with Lender.

         SECTION 3.03. Evidence of Debt. (a) The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Advance owing to the Lender from time to time, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.

         SECTION 3.04. Borrower's Loan Accounting. The Lender shall provide the Borrower with a monthly accounting of principal outstanding, interest payable and fees due, if any, pursuant to this Agreement. Each such accounting shall be mailed to the Borrower and shall be deemed final, binding and conclusive upon the Borrower in all respects as to all matters as reflected therein unless the Borrower, within sixty (60) days after the date the accounting is delivered to it, notifies the Lender in writing of any objections, describing the basis for such objections with specificity. In such event, only those items expressly objected to in the notice shall be deemed disputed by the Borrower.

                                   ARTICLE IV

                            LETTER OF CREDIT FACILITY

         SECTION 4.01. Letters of Credit. The Lender agrees, on the terms and conditions hereinafter set forth, to issue standby letters of credit (each a "Letter of Credit") for corporate purposes at the request and for the account of the Borrower from time to time on any Business Day from the Closing Date until the Termination Date; provided, however, that the Letter of Credit Amount shall not exceed at any time the lesser of (a) $5,000,000 or (b) the Daily Unfunded Commitment. No Letter of Credit shall have an expiration date (including all rights of renewal) later than the day numerically corresponding to the date of issuance in the twelfth calendar month thereafter. Subject to the limits referred to above, the Borrowers may request the issuance of Letters of Credit hereunder, repay any L/C Advances resulting from drawings thereunder, and request the issuance of additional Letters of Credit under this Section 4.01.

         The following letters of credit issued by the Lender on behalf of Borrowers are currently outstanding:

                          Date of        Expiration            Dollar
L/C #                    Issuance           Date               Amount                Beneficiary
-----                    --------           ----               ------                -----------
T512122                  10/24/95         10/11/98            $404,500.00           Metropolitan Life
                                                                                     Ins. Co.

T524373                  12/11/97         12/1/98               40,072.50           Keystone Centrose
                                                                                     Associates

973358                   8/7/98           8/7/99             1,367,398.70*          Despa Deutche
                                                                                     Sparkassan Immobilien
                                                                                     Anlage

%518487                  01/30/97         11/30/98              40,176.00           One Station Place

--------------------
* British Pounds


         All such Letters of Credit shall remain outstanding until they are drawn-on or expire by their terms. From and after the Closing Date, the stated amount of such letters of credit shall be deemed Letter of Credit Amounts hereunder and the rights and obligations of the Borrower and the Lender with respect thereto shall be governed by the provisions of this Agreement.

         SECTION 4.02. Request for Issuance.

                  (i) Each request by the Borrower for the issuance of a Letter of Credit (a "Letter of Credit Request") shall be made not later than 12:00 Noon Tampa, Florida time, on the second Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Lender. Each Letter of Credit Request shall be by telephone, telex, telecopier or cable, confirmed immediately in writing, substantially in the form of Exhibit E hereto and shall be accompanied by a signed letter of credit application and agreement for standby letters of credit on the Lender's then standard form (which application shall be delivered, in original signed form, within one Business Day of any such Letter of Credit Request sent by telex, telecopier or cable), to the Lender at the address and telecopy number, and to the attention of the persons, set forth in Section 10.02 hereof and at its address at 101 E. Kennedy Blvd., Tampa, Florida 33602, Attention: Kimberly A. Bruce, and may be canceled by notice thereof prior to issuance of such Letter of Credit by telephone, telex, telecopier or cable, confirmed immediately in writing, to the Lender. In the event any inconsistency exists between the provisions of such application and the provisions of this Agreement, the provisions of this Agreement shall govern the rights and obligations of the parties.

                  (ii) Upon receipt by the Lender of a Letter of Credit Request, and upon fulfillment of the applicable conditions set forth herein, the Lender shall promptly issue such Letter of Credit and shall promptly so notify the Borrower.

         SECTION 4.03. Drawings. In the event that any drawing shall be made under a Letter of Credit, by demand or claim (including, without limitation, by draft), the Lender shall promptly notify the Borrower of such drawing and the Borrower shall within five (5) Business Days after receiving notice of such drawing reimburse the Lender for any amount paid by the Lender under such Letter of Credit, together with interest thereon at the Base Rate plus one-half of one percent (0.50%). Each Letter of Credit shall require at least one Business Day's notice of drawing before payment shall be due. In the event that any drawing under a Letter of Credit is not reimbursed by the Borrower on the date of payment by the Lender, the Borrower shall be deemed to have received a Borrowing consisting of an L/C Advance in an aggregate amount equal to such unreimbursed payment. Notwithstanding anything to the contrary contained above, to the extent that, at the time of the unreimbursed drawing under a Letter of Credit, cash or cash equivalents are then held by the Lender in a cash collateral account to secure Borrower's reimbursement obligation, such cash and cash equivalents shall (to the extent available to be so applied) be applied to reimburse the Lender for the respective drawing, with only the unreimbursed amount thereof after giving effect to said application to be advanced as otherwise provided above.

         Upon the occurrence of an Event of Default under this Agreement and the acceleration of the Obligations under this Agreement, the Borrowers shall, within one Business Day, (i) obtain the release of the Lender from all of its obligations under each outstanding Letter of Credit or (ii) deposit with the Lender in the Cash Collateral Account, as further security for the Borrowers' Obligations to reimburse the Lender for any payments to be made under any Letter of Credit, a cash amount equal to the Letter of Credit Amount. The Lender shall apply such deposit toward any payment required under any Letter of Credit, and shall, within three

Business Days after the later of (i) the earlier of (x) the date any Letter of Credit expires by its terms and (y) receipt of proof satisfactory to the Lender that its obligations under any Letter of Credit have otherwise been terminated, and (ii) the date the Event of Default and acceleration shall have been waived by the Lender, refund to the Borrower that portion of such deposit represented by such Letter of Credit in the case of clause (i) of this sentence and all such deposits in the case of clause (ii).

         SECTION 4.04. Increased Costs. If subsequent to the date hereof the introduction of or any change in any law, guideline or regulation or in the interpretation or administration of any law, guideline or regulation by any court or administrative or governmental authority (including any central bank) charged with the interpretation or administration thereof from and after the date hereof, (1) imposes, modifies or holds applicable any reserve, special deposit or similar requirement against letters of credit or guaranties issued by, or assets held by, or deposits in or for the account of, the Lender or any corporation controlling the Lender or (2) imposes on the Lender or any corporation controlling the Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in the preceding clause (1) or (2) shall be to increase the cost to the Lender, or any corporation controlling the Lender, of issuing or maintaining any Letter of Credit, then, upon demand by the Lender or controlling corporation, the Borrower shall immediately pay to the Lender or controlling corporation additional amounts that shall be sufficient to compensate the Lender or controlling corporation for such increased cost. The Lender or controlling corporation shall submit to the Borrower a certificate as to the rationale for and the amount of and method of calculating such increased cost, which certificate shall be conclusive and binding for all purposes, absent manifest error or a mistake in interpreting the law, guideline or regulation.

         SECTION 4.05. Obligations Absolute. The obligations of the Borrower relating to any Letter of Credit under this Agreement and any other related agreement or instrument shall, to the extent permitted by law, be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and such other related agreement or instrument, including an "Agreement for Computer Transmission of Letter of Credit Applications and Amendments" and the Terms and Conditions for Commercial Letter of Credit incorporated therein, under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "L/C Related Documents").

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrowers in respect of the Letters of

         Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

                  (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Lender under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit;

                  (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, any other Loan Document or any other guaranty or other agreement, for all or any of the obligations of the Borrower in respect of the Letters of Credit; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

         SECTION 4.06. No Liability Regarding Letters of Credit. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit. Neither the Lender nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) any matter described in Section 4.05; or (c) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except to the extent of any direct, but not consequential, damages suffered by the Borrower that are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or wilful misconduct of the Lender in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or in failing to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         SECTION 4.07. Payment; Default Interest; Taxes. The provisions of
Section 2.08(a) with respect to payments and Section 2.04(b) with respect to default interest shall also apply to all L/C Advances.

         SECTION 4.08. Fees and Charges. The Borrower shall pay to the Lender
(i) a fee equal to the Applicable Percentage of the stated amount of each Letter of Credit (with a minimum fee for each issuance of $250), plus (ii) any other standard charges the Lender customarily assess its customers relating to letters of credit (such as charges for telex, courier service, etc.). Each Letter of Credit fee and charge paid hereunder shall be non-refundable. As used herein, the "Applicable Percentage" means the percentage set forth below which shall be effective for Letters of Credit beginning on the first Business Day next following the date of receipt by the Lender of the Financial Statements and Officers Certificates described in Section 8.01(a), demonstrating that the ratio of Funded Debt as at the end of the Borrower's most recent four (4) Fiscal Quarters to Adjusted EBITDA for the most recent four (4) Fiscal Quarters was less than or equal to or greater than, as the case may be, the ratio set forth below opposite the Applicable Percentage:

         Funded Debt/EBITDA Ratio                         Applicable Percentage
         ------------------------                         ---------------------
         (a) Less than 1.00 to 1.00                               1.25%

         (b) Greater than or equal to
             1.00 to 1.00 but less than
             1.50 to 1.00                                         1.50%


         (c) Greater than or equal to
             1.50 to 1.00 but less than
             2.00 to 1.00                                         1.75%

         (d) Equal to or greater than
             2.00 to 1.00                                         2.00%


                                    ARTICLE V

                                    SECURITY

         SECTION 5.01. Security Interest. To secure all Obligations of Borrower with respect to the Revolving Credit Facility and all Loan Documents relating thereto, the

Borrower and Guarantors hereby irrevocably grant to Lender a continuing security interest in the Collateral more particularly described in the Security Agreement.

         SECTION 5.02. Protection of Business Records. The Borrower hereby agrees to take the following protective actions in order to prevent destruction of the Borrower's business records: (i) if the Borrower maintains its business records on a manual system then such records shall be kept in a fire-proof cabinet; and (ii) if the collateral records are computerized, the Borrower agrees to create a tape "back-up" at a secure off-site location and, if requested by Lender, provide Lender with a tape copy of such "back-up" information on a monthly basis.

         SECTION 5.03. Guaranties. On the Closing Date, Guarantors shall each execute and deliver a Guaranty of the Borrower's Obligations under this Agreement and the other Loan Documents.

         SECTION 5.04. Security and Guaranties Provided by Additional Subsidiaries. In the event the Borrower shall hereafter organize or acquire any additional Subsidiaries, it shall promptly cause each such Subsidiary to execute and deliver to the Lender: (a) an unconditional guaranty of the Borrower's Obligations under this Agreement and the other Loan Documents; (b) an amendment to the Security Agreement granting the Lender a first priority security interest in such Subsidiary's accounts, and (c) UCC-1 financing statements evidencing such security interests; in each case in form and substance acceptable to Lender.

                                   ARTICLE VI

                              CONDITIONS OF LENDING

         SECTION 6.01. Conditions Precedent to Initial Credit Event. The obligation of the Lender to make an Advance on the Closing Date is subject to the following conditions precedent:

                  (a) Since March 31, 1998 nothing shall have occurred (and the Lender shall not have become aware of any facts or conditions not previously known) which the Lender shall determine has, or would be reasonably likely to have, a material adverse effect on the rights or remedies of the Lender under any of the Loan Documents, or on the ability of the Borrower to perform its obligations to the Lender or to any other creditor.

                  (b) All regulatory authorizations, approvals, consents or other actions by and notices to or filings with, any governmental authority or regulatory body or any third party required or necessary for the due execution, delivery and performance by the

         Borrower of each Loan Document to which it is or is to be a party and for the other transactions contemplated by the Loan Documents, shall have been obtained, taken, given or made without the imposition of any condition which is not acceptable to the Lender and shall be in full force and effect, and there shall be no applicable laws, regulations, orders, injunctions, restraining orders or other impediments that would restrain, prevent or impose any material adverse conditions upon any transaction contemplated by any of the Loan Documents.

                  (c) All loans made by the Lender and all other loans or extensions of credit made by other parties to the Borrower in connection with the transactions contemplated by the Loan Documents shall be in full compliance with all applicable law, including, without limitation, Regulations G, T, U and X of the Federal Reserve Board.

                  (d) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower pending or threatened before any court, governmental agency or arbitrator that, in the sole judgment of the Lender, is reasonably likely to have a material adverse effect on the business, results of operations, condition (financial or otherwise) or prospects of the Borrower, or on the ability of the Borrower to perform their respective obligations under the Loan Documents or on the rights and remedies of the Lender thereunder, or that purports to affect the legality, validity or enforceability of any Loan Document or the consummation of any transaction contemplated therein.

                  (e) The Borrower shall have paid a commitment fee to Lender in the amount of $62,500.

                  (f) After giving effect to the transactions contemplated by the Loan Documents including, without limitation, the execution and delivery thereof and the making of Advances hereunder, no event shall have occurred and be continuing which violates or constitutes a material default or material unmatured default under the terms of any agreement for money borrowed to which the Borrower is a party.

                  (g) The Lender shall have received on or before the Closing Date, the Note, duly executed by the Borrower to the order of the Lender, executed copies of this Agreement, the Guaranty and all other Loan Documents, and the following, each dated the Closing Date (unless otherwise specified):

                         (i) Certificate(s) of insurance evidencing (x)
                  comprehensive, all-risk hazard insurance coverage for the full insurable value of the Borrower's fixed assets; (y) public liability coverage in amounts as may be reasonably required by the Lender; and (z) Workers' Compensation coverage, if required by law. All insurance coverage shall be written through a company or companies reasonably satisfactory to the Lender, shall insure against such risks as may be specified by the Lender, and the Lender shall be named as an additional insured and loss payee with respect to the coverage described in clause (x) above.

                         (ii) A copy of a resolution of the Board of Directors
                  of Borrower, certified by a duly elected executive officer of the Borrower, authorizing the execution of this Agreement and the other Loan Documents and authorizing specified officers of the Borrower to execute and deliver this Agreement and the other Loan Documents and a copy of resolutions of the Board of Directors of Guarantors, certified by a duly elected executive officer of Guarantors, authorizing specified officers of the Guarantors to execute and deliver the Guaranties, the Security Agreement and other Loan Documents, as applicable.

                         (iii) Certified copies of the Certificates of
                  Incorporation, as amended to date, of the Borrower and the Guarantors and a copy of the by-laws as amended to date, of the Borrower and the Guarantors certified to be true, correct and complete by a corporate officer, together with evidence satisfactory to the Lender that the corporate existence of the Borrower and the Guarantors is in good standing.

                         (iv) Current certifications from an executive officer
                  of the Borrower and Guarantors certifying that to their knowledge, other than financing statements related to Permitted Liens, no mortgages, deeds of trust or UCC financing statements have been filed with the appropriate filing office in any jurisdiction in which Borrower or Guarantors do business which purports to perfect a lien on the real or personal property of Borrower or Guarantors, including, but not limited to, inventory, accounts, contract rights and equipment, and all such real and personal property is free and clear of all security interests, charges, mortgages, deeds of trust, other encumbrances, chattel mortgages and liens, other than Permitted Liens.

                         (v) Opinion of counsel for Borrower in form and
                  substance satisfactory to the Lender.

                         (vi) UCC-1 Financing Statements covering the
                  Collateral, duly executed and in form and content acceptable to the Lender.

                         (vii) Such other instruments, documents and agreements
                  as the Lender may reasonably require.

         SECTION 6.02. Conditions Precedent to Each Credit Event.

         (a) Except as otherwise expressly provided herein, the obligation of the Lender to make an Advance (but not to Convert any outstanding Advance) on the occasion of each Credit Event (including on the Closing Date), shall be subject to the further conditions precedent that on the date of such Borrowing
(x) the following statements shall be true: (i) the representations and warranties contained in each Loan Document are correct in all material respects, before and after giving effect to the Borrowing and to the application of proceeds therefrom, as though made on and as of such date, except for changes contemplated or permitted by this Agreement; and (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of proceeds therefrom, that constitutes an Event of Default or a Default; and (iii) after giving effect to the requested Borrowing, the outstanding Advances will not exceed the Lender's Commitment; and (y) with respect to LIBOR Rate Borrowings only, the Lender shall have received a Notice of Borrowing in the form of Exhibit B from the Borrower containing a certification to such effect. The acceptance of the benefits of each Advance shall constitute a representation and warranty by the Borrower that all conditions set forth above in this Section are then satisfied.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         SECTION 7.01. Representations and Warranties of the Borrower. The Borrower represents and warrants, at the time of the making of each Advance (but not the Conversion of any outstanding Advance), on the occasion of each Borrowing (including without limitation the initial Borrowing) which representations and warranties shall survive the execution and delivery of this Agreement and the making of Advances hereunder, as follows:

                  (a) Corporate Status. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, has the corporate power and legal authority to own its property and carry on its business as now being conducted and is duly qualified to do business in every jurisdiction where qualification is necessary.

                  (b) Subsidiaries. The Borrower owns all of the outstanding capital stock of Ward Howell International, Inc., a Connecticut corporation and LAI International Limited, a private limited company. The Borrower has no other Subsidiaries. Ward Howell International, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, has the corporate power and legal authority to own its property and carry on its business as now being conducted and is duly qualified to do business in every jurisdiction where qualification is necessary. LAI International Limited is a private limited company duly organized, validly existing and in good standing under the English Companies Act of 1985, has the corporate power and legal authority to own its property and carry on its business as now being conducted and is duly qualified to do business in every jurisdiction where qualification is necessary.

                  (c) Fictitious Names. Except for the names set forth on
Schedule 7.01(c), the Borrower uses no fictitious name in the conduct of its business.

                  (d) Power and Authority. The Borrower is authorized under all applicable provisions of law to execute, deliver and perform pursuant to this Agreement and the other Loan Documents, and all actions on the part of the Borrower required for the lawful execution, delivery and performance of this Agreement and the other Loan Documents have been duly taken. This Agreement and each of the other Loan Documents, upon the due execution and delivery thereof, will be the valid and enforceable instrument, obligation or agreement of the Borrower in accordance with their terms, except as limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally. Neither the execution and delivery of this Agreement or the other Loan Documents, nor the fulfillment of or compliance with their provisions and terms, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a violation of or default under any applicable law, regulation, order, writ, or decree, or any agreement or instrument to which the Borrower is now a party, or create any security interest, chattel mortgage, lien or other encumbrance upon any of the property or assets of the Borrower pursuant to the terms of any agreement or instrument to which the Borrower is a party or by which the Borrower is bound, except those in favor of the Lender expressly created by the Loan Documents.

                  (e) Financial Statements. The audited and unaudited financial statements of the Borrower (collectively, the "Financial Statements") heretofore presented to the Lender fairly present in all material respects the financial condition of the Borrower and the results of its operations in the business described therein as of the date and for the period covered thereby in accordance with GAAP (except to the extent noted therein). The Financial Statements have been prepared in accordance with GAAP, consistently applied, and show all material liabilities required to be shown under GAAP, including contingent liabilities, long-term leases and unusual commitments. Since the date of the Financial Statements, there has been no material adverse change in the financial condition of the Borrower. All other information submitted by the Borrower in support of the transactions contemplated by this Agreement was fairly stated in all material respects as of the respective dates of such information.

                  (f) Loss. Except as otherwise reflected in the Financial Statements, no material loss, damage, destruction or taking of any of the real or personal property of the Borrower or of the real or personal property leased by the Borrower has occurred that has not been fully restored or replaced or that is not fully covered by insurance less applicable deductibles, and neither such property nor the business of the Borrower has been adversely affected in any material way as the result of any accident, strike, lockout, embargo, riot, war or act of God or the public enemy.

                  (g) Title to Assets. Except as set forth in Schedule 7.01(g), the Borrower has good and marketable title to all of its material properties and assets, including, without limitation, the Collateral and the properties and assets described on the Financial Statements (except for those properties and assets disclosed on the Financial Statements which have been disposed of in the ordinary course of the Borrower's business since the date of the Financial Statements) and all such properties and assets are free and clear of all security interests, mortgages, deeds of trust, chattel mortgages, liens or other encumbrances of any kind, except those in favor of the Lender and Permitted Liens.

                  (h) Litigation. There are no investigations, actions, suits or proceedings by any federal, state or local government body, agency or authority, or any political subdivisions thereof, or by any Person, pending, or to the knowledge of the Borrower threatened against Borrower, or other proceedings to which the Borrower is a party (including administrative or arbitration proceedings), (a) that are likely to result in any material adverse change in, or to have any other material adverse effect on, the business or condition, financial or otherwise, of Borrower, or (b) that, whether or not the Borrower is a party thereto, seek to restrain, enjoin, prohibit or obtain damages or other relief with respect to the transactions contemplated by this Agreement, including, but not limited to, the denial of any necessary permit, license or certificate. To the knowledge of the Borrower, Schedule 7.01(h) contains a true and correct listing of all litigation currently pending in which the Borrower is a defendant.

                  (i) Tax Returns. Except as disclosed on Schedule 7.01(i), the Borrower has filed all tax returns required to be filed by it and has paid all taxes and assessments payable by it that have become due, other than those not yet delinquent. The Borrower has established reserves that are believed by the Borrower to be adequate for the payment of all federal and state income taxes which are due and have not heretofore been paid or closed by applicable statute.

                  (j) Contract or Restriction Affecting Borrower. The Borrower is not a party to or bound by any contract or agreement or subject to any charter or other corporate restriction that materially and adversely affects or will materially and adversely affect the business, properties or condition, financial or otherwise, of the Borrower.

                  (k) Patents and Trademarks. The Borrower owns, possesses or has the right to use all patents, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, trade secrets and proprietary and other confidential commercial information necessary to conduct its business as now conducted in all material respects, without known conflict with any patent, license, trademark, trade name, copyright or proprietary right of any other person.

                  (l) Governmental Approval. The Borrower is in compliance with all applicable laws and regulations of all governmental authorities, except where the failure to so be in compliance will not materially and adversely affect the business, properties or condition, financial or otherwise, of the Borrower. Except as otherwise specified herein, no written approval of any federal, state or local governmental authority, or any political subdivision thereof, is necessary to carry out the terms of this Agreement or any of the other Loan Documents, and no consents or approvals are required in the making or performance of this Agreement or any of the other Loan Documents.

                  (m) Regulation U. No part of the proceeds of any Advance under this Agreement will be used to purchase or carry or to reduce or retire any loan incurred to purchase or carry, any margin stocks (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stocks. The Borrower is not engaged and will not engage as one of its important activities in extending credit for the purpose of purchasing or carrying such margin stocks. If requested by the Lender, the Borrower will furnish to the Lender, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U. In addition, no part of the proceeds of any Advance will be used for the purchase of commodity future contracts (or margins therefor for short sales), or for any commodity not required for the normal raw material inventory of the Borrower.

                  (n) Securities Law. No proceeds of the Loan will be used to acquire any security in any transaction that is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended. The Borrower is not an "investment company" or a company "controlled" by an "investment company" (within the meaning of the Investment Company Act of 1940, as amended).

                  (o) ERISA. (i) All pension or welfare benefit plans within the respective meanings of Sections 3(2) and 3(1) of ERISA to which the Borrower is a party or to which the Borrower makes any employer contributions with respect to employees are listed on Schedule 7.01(o) attached hereto. With regard to the current and previous plan years of each plan referred to in Schedule 7.01(o), all contributions required to meet the employer contribution obligations of the Borrower under Section 412 of the Code, Part 3 of Title 1(B) of ERISA, the terms of the plan itself, or any applicable collective bargaining agreement, with respect to the elapsed portion of the current and previous plan years, have been duly made, and such plan and its related trust have not incurred any accumulated funding deficiency (within the meaning of Section 412(a) of the Code and Section 302 of ERISA) since the effective date of ERISA. In addition, Borrower has not incurred any withdrawal liability under Title IV of ERISA with respect to any multi-employer plan (within the meaning of Section 3(37) of ERISA). (ii) Neither the Borrower nor any Affiliate has engaged in any "prohibited transactions" within the meaning of Section 4975 of the Code or
Section 406 of ERISA that could subject the Borrower to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code. The execution, delivery and performance of this Agreement and the other instruments, documents and agreements contemplated hereby, and the making of the Advances by the Lender to the Borrower will not constitute such a "prohibited transaction" (assuming that the funds used by the Lender to make the Loan are disbursed from the Lender's general funds and not from any separate fiduciary or other account maintained by the Lender). (iii) No Reportable Event (as such term is defined in Title IV of ERISA) has occurred with respect to, nor has there been terminated, any plan subject to Title IV of ERISA and maintained for any employees of the Borrower or any member of any "controlled group of corporations" (as such term is defined in Section 1563 of the Code) of which the Borrower is a member. (iv) The Borrower has paid all premiums due to the PBGC with respect to each plan identified in Schedule 7.01(o), and no premium, late payment charge, premium penalty or interest thereon is due. The PBGC has made no demand on the Borrower for payment of any liability, including interest, arising under Title IV(D) of ERISA, and no lien exists in favor of the PBGC upon any real or personal property or rights to such property belonging to the Borrower.

                  (p) Environmental Matters. (i) Except as set forth in Schedule 7.01(p), the Borrower is in compliance, and will remain in compliance, with all material provisions of the Environmental Laws, other than where the failure to so be in compliance will not materially and adversely affect its business, properties or condition, financial or otherwise. (ii) The Borrower has not received any assessment, notice of liability or notice of financial responsibility, and no notice of any action, claim or proceeding to determine such liability or responsibility, or the amount thereof, or to impose civil penalties with respect to a site listed on any federal or state listing of sites containing or believed to contain Hazardous Wastes, and the Borrower has not received notification that any hazardous substances (as defined under CERCLA) that it has disposed of have been found in any site at which any governmental agency is conducting an investigation or other proceeding under any Environmental Law. (iii) To the best of the Borrower's knowledge without independent investigation, no part of any of the property used by Borrower in its business or any building, structure or facility located thereon or improvement thereto contains asbestos or polychlorinated biphenyls (PCBs); have electrical transformers, fluorescent light fixture ballasts or other equipment containing PCBs installed thereon or therein; is used for the handling, processing, storage or disposal of Hazardous Wastes; or contain above-ground or underground storage tanks or other storage facilities for Hazardous Wastes. (iv) No excise taxes have been imposed on the Borrower pursuant to Sections 4611, 4661 or 4681 of the Code.

                  (q) No Material Default. No material default exists with respect to the Borrower's obligations under any material contract or leases.

                  (r) No Untrue Statements. Neither this Agreement, nor any of the other Loan Documents, nor any other agreement, report, schedule, certification or instrument simultaneously with the execution of this Agreement delivered to the Lender by the Borrower or by any officer thereof, contains any misrepresentation or untrue statement of any material fact or omits to state any material fact necessary to make any of such agreements, reports, schedules, certificates or instruments not misleading in any material respect.

         All references to Borrower throughout this Article VII includes its Subsidiaries unless the context clearly indicates an intent to refer solely to the Borrower.

                                  ARTICLE VIII

                            COVENANTS OF THE BORROWER


         SECTION 8.01. Affirmative Covenants. From and after the Closing Date and for so long as the Note or any Advance or any Obligations under the Loan Documents shall remain unpaid, or the Lender shall have any Commitment hereunder, the Borrower will, unless the Lender shall otherwise consent in writing:

                  (a) Financial Reports and Other Data. Furnish to the Lender the following:

                         (i) as soon as available, but in any event not later
                  than forty-five (45) days after the end of each Fiscal Quarter, unaudited consolidated financial statements of the Borrower for such reporting period and for the Borrower's fiscal year to date prepared in accordance with GAAP and on a basis consistent with past monthly financial statements, including a profit and loss statement and a balance sheet;

                         (ii) as soon as available, but in any event not later
                  than forty-five (45) days after the end of each Fiscal Quarter, an accounts receivable aging report as of the end of such quarter;

                         (iii) as soon as available, but in any event not later
                  than one hundred twenty (120) days after the end of each Fiscal Year, annual, audited consolidated financial statements of the Borrower, including balance sheets, profit and loss statements, changes in financial position, stockholder equity and such other accounting data in a format and in such detail as the Lender may reasonably request, for such Fiscal Year, with the corresponding figures for the previous Fiscal Year. Each report shall be unqualified in all respects, shall be prepared by an independent certified public accountant reasonably satisfactory to the Lender, in accordance with GAAP, consistently applied, and shall state that such financial statements fairly present the financial position of the Borrower and the results of its operations and the changes in their financial position for the year then ended in accordance with GAAP, consistently applied;

                         (iv) such other audited and unaudited financial
                  statements, profit and loss statements, and other accounting data, including but not limited to supporting documentation for financial statements provided the Lender under other clauses of this Section 8.01(a), as may be reasonably requested by the Lender from time to time concerning the Borrower;

                         (v) concurrently with the delivery of the financial
                  statements described in this Section 8.01(a)(i) and (iii), the Borrower shall deliver an Officers' Certificate addressed to the Lender in the form attached hereto as Exhibit D acknowledging that such financial statements fairly present the financial condition of the Borrower in accordance with GAAP and (A) certifying that, as to matters which would be required to be recognized and disclosed under applicable standards of the AICPA, no Event of Default and no Default that, with the giving of notice, the passage of time, or both, would constitute an Event of Default has occurred and is continuing, or describing the nature and duration of any such Event of Default or Default and the steps that the Borrower is taking to remedy such Event of Default or Default; and (B) certifying that the Borrower is not in violation of or in default under any other material loan or any other material loan agreement; and

                         (vi) not later than ten (10) days after each filing
                  with the Securities and Exchange Commission, a copy of each of Borrower's SEC Form 8K, 10Q and 10K reports.


                  (b) Taxes and Liens. Except as may relate to Permitted Liens described in Section 8.03(a), promptly pay, or cause to be paid, all taxes, assessments and other governmental charges that may lawfully be levied or assessed upon the income or profits of the Borrower, or upon any property, real, personal or mixed, belonging to it, or upon any part thereof, and also any lawful claims for labor, material and supplies that, if unpaid, might become a lien or charge against any such property; provided, however, the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim so long as the validity thereof shall be actively contested in good faith by proper proceedings; but provided further that any such tax, assessment, charge, levy or claim shall be paid forthwith (or into the Registry of the Court) upon the commencement of proceedings to foreclose any lien securing the same.

                  (c) Business and Existence. Do or cause to be done all things necessary to preserve and to keep in full force and effect the corporate existence and rights and franchises, trade names, patents, trademarks, trade secrets and permits that are reasonably necessary for the continuance of the business of the Borrower; and to continue to engage principally in the business currently operated by the Borrower.

                  (d) Corporate Status. Maintain the existence of the Borrower as a corporation in good standing under the laws of the State of Florida and qualified to transact business as a foreign corporation, in good standing, in every jurisdiction in which it owns or leases properties from which it transacts business.

                  (e) Insurance. Keep its business and properties insured at all times by responsible insurance companies against the risks and to the extent set forth in Section 6.01(g)(i), and carry such other types and amounts of insurance, including business interruption insurance, as are usually carried by Persons engaged in the same or a similar business similarly situated. The Borrower shall provide the Lender with evidence of such insurance (including proof that the Lender has been named as an additional insured and loss payee on all property insurance) and, in connection with the delivery to the Lender of the Borrower's annual financial statements, shall deliver an Officers' Certificate specifying the details of such insurance then in effect. The Borrower shall give notice to the Lender immediately if the Borrower receive any notice from any insurer that it intends to cancel or terminate any policy or coverage.

                  (f) Maintain Property. Maintain its properties and facilities in good order and repair (normal wear and tear excepted) and, from time to time, make all needed and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on by them may be conducted at all times in accordance with prudent business management.

                  (g) True Books. Keep true books of record and account in which full, true and correct entries are made of all of their dealings and transactions; set up on its books such reserves as may be required by GAAP with respect to all taxes, assessments, charges, levies and claims referred to in
Section 8.01(b) hereof, and with respect to its business in general, and include such reserves in interim as well as year-end financial statements; and to otherwise maintain its books of account in accordance with GAAP, consistently applied.

                  (h) Right of Inspection. Permit or cause to be permitted any Person designated by the Lender, at the Lender's expense, to inspect any of their properties, books and financial reports, and to discuss its affairs, finances and accounts with its officers and independent certified public accountants, all at such reasonable times and as often as the Lender may reasonably request, provided that, subject to the provisions of Section 10.11 of this Agreement, the Lender shall, and shall cause all Persons conducting such inspection on its behalf to, keep confidential all information concerning the Borrower or its business obtained during such inspection.

                  (i) Knowledge of Default. Upon any officer of the Borrower obtaining knowledge of (a) an Event of Default (or a Default) hereunder or (b) any default under any lease of real property which would have a material adverse effect on the operations of Borrower, cause to be delivered to the Lender an Officers' Certificate specifying the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto.

                  (j) Suits or Other Proceedings. Upon any officer of the Borrower obtaining knowledge of any material litigation, dispute or proceedings being instituted or threatened against the Borrower, or any attachment, levy, execution or other process being instituted against any assets of the Borrower, in any case embodying or relating to a claim in excess of $100,000 net of insurance coverages, cause to be delivered promptly to the Lender an Officers' Certificate describing such litigation, dispute, proceeding, levy, execution or other process.

                  (k) Further Assurances. At its cost and expense, upon request of the Lender, duly execute and deliver or cause to be duly executed and delivered to the Lender such further instruments and do and cause to be done such further acts that may be necessary or proper in the opinion of the Lender, reasonably exercised, to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

                  (l) Observe All Laws. Conform to and duly observe in all material respects all laws, regulations and other valid requirements of any regulatory authority with respect to their properties and the conduct of its business.

                  (m) ERISA Requirement. Comply with all material requirements of ERISA applicable to them and furnish to the Lender as soon as possible and in any event within thirty (30) days after any officer of the Borrower or any duly appointed administrator of any employee pension benefit plan (as defined in ERISA) knows or has reason to know that any Reportable Event (as defined in ERISA) with respect to any such plan has occurred, an Officers' Certificate describing in reasonable detail such Reportable Event and any action that the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC or a statement that said notice will be filed with the annual report of the United States Department of Labor with respect to such plan if such filing has been authorized.

                  (n) Bank Accounts. Maintain its primary operating accounts with the Lender.

                  (o) Ordinary Course of Business. Collect its accounts only in the ordinary course of business.

                  (p) Notice of Changes. Promptly notify the Lender in writing of any change of its officers, directors and key employees; change of location of its principal offices; change of location of any of its principal assets; any acquisition, disposition or reorganization of any Subsidiary, Affiliate or parent of Borrower; change of Borrower's name, any sale or purchase out of the regular course of Borrower's business; and any other material change in the business or financial affairs of Borrower. Nothing in this subsection shall authorize Borrower to take any of the foregoing actions or otherwise modify the covenants of Borrower contained herein.

                  (q) Search Consultants. Notify the Lender in writing within fifteen (15) days after the end of each Fiscal Quarter if there is a net reduction of ten percent (10%) or more in the number of search consultant partners and principals in Borrower's employ during such quarter and notify the Lender in writing within twenty (20) days after the end of each Fiscal Year if there is a net reduction of 25 percent (25%) or more in the number of search consultant partners and principals in Borrower's employ during such Fiscal Year.

         All references to Borrower throughout this Section 8.01 shall include each of its Subsidiaries.

         SECTION 8.02. Financial Covenants. From and after the Closing Date and for so long as the Notes or any Advance or any Obligations under the Loan Documents shall remain unpaid, or Lender shall have any Commitment hereunder, the Borrower will, unless the Lender shall otherwise consent in writing:

                  (a) Debt Service Coverage Ratio. Cause Borrower's Debt Service Coverage Ratio to be no less than 1.25 to 1.0, to be tested on a rolling four-Fiscal Quarter basis as of the end of each Fiscal Quarter. Debt Service Coverage shall mean for any Fiscal Quarter the ratio of (i) the sum of earnings for such period before income taxes, plus interest expense, lease expense, depreciation and amortization (to the extent, if any, that such amounts were deducted as expenses in calculating earnings for such period), to (ii) the sum of all interest expense (net of interest income) and lease expense deducted in calculating earnings for such period, plus 20 percent of all outstanding Advances hereunder and Current Maturities of Long Term Debt divided by one (1) minus the Tax Rate.

                  (b) Funded Debt to Adjusted EBITDA. Cause the ratio of Borrower's Funded Debt to Adjusted EBITDA not to exceed 2.5 to 1.0, to be tested on a rolling four Fiscal Quarter basis as of the end of each Fiscal Quarter during the Commitment Period. As used herein, Adjusted "EBITDA" means the Borrower's EBITDA plus the EBITDA of any acquired Person.

                  (c) Current Ratio. Cause the ratio of its Current Assets to Current Liabilities to be no less than 1.0 to 1.0.

         Each of the foregoing financial ratios shall be calculated on a consolidated basis with all of Borrower's Subsidiaries in accordance with GAAP.

         SECTION 8.03. Negative Covenants. From and after the Closing Date and for so long as the Notes or any Advance or any Obligations under the Loan Documents shall remain unpaid or the Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Lender:

                  (a) Liens. Incur, create, assume or permit to exist at any time any mortgage, pledge, security interest, lien, charge or other encumbrance of any kind on any assets of any kind, real or personal, tangible or intangible, whether now owned or hereafter acquired, except the following, (collectively referred to as the "Permitted Liens"): (i) liens securing purchase money indebtedness provided that Borrower shall not incur any such indebtedness in excess of $500,000 outstanding at any one time; (ii) pledges or deposits in connection with or to secure workers' compensation, unemployment insurance, pensions or other employee benefits occurring under provisions of law or under agreements disclosed to the Lender; (iii) liens for taxes not due or that are being contested in good faith by proper proceedings and against which the Borrower have established reserves as required by GAAP; (iv) statutory liens of landlords, carriers, warehouse-men, mechanics, materialmen, and other liens imposed by law and incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;
(v) liens incurred or deposits made to secure the performance of statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (vi) any attachment or judgment lien in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by insurance or with respect to which the Borrower shall in good faith be prosecuting an appeal or proceedings for review and in respect of which the Borrower shall have set aside on their books such reserves as shall be required by GAAP with respect to each such judgment or award; (vii) liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and lessor's liens under leases on rented premises, which liens do not materially detract from the value of such property or impair the use thereof in the business of the Borrower; (viii) banker's liens in the nature of rights of setoff arising in the ordinary course of business of the Borrower; (ix) liens securing loans against the cash value of life insurance policies; and (x) such other liens as the Lender may approve.

                  (b) Incur Other Debt. Incur or allow to exist any Debt other than (i) Debt related to Permitted Liens, (ii) Debt representing loans secured by the cash value of life insurance policies; (iii) Subordinated Debt, (iv) Debt representing salary or bonuses paid to executive officers of the Borrower and loaned back to the Borrower, and (v) Debt arising under this Agreement or representing any other loans made to the Borrower by the Lender and (vi) unsecured Subordinated Debt to fund Permitted Acquisitions, as described in
Section 8.03(d).

                  (c) Merger; Sale of Assets; Etc. Enter into any transaction of merger or consolidation except as otherwise expressly permitted herein; transfer, sell, assign, lease or otherwise dispose of any of its property or assets, except for (i) the sale of inventory in the ordinary course of business and (ii) the disposal of obsolete, worn-out, uneconomic or surplus property or assets; change its name; otherwise change its structure or identity in any material respect except as expressly permitted herein; or materially change the nature of its business as now conducted or enter into any new business, provided, however, that the foregoing shall not be deemed to restrict the Borrower from opening new or closing existing offices as it sees fit or from effecting a consolidation or reorganization undertaken for tax purposes, the net effect of which does not diminish the consolidated assets of the Borrower and its Subsidiaries and provided Borrower complies with Section 5.04 of this Agreement.

                  (d) Acquisitions. Acquire the assets of another Person or acquire another Person by merger, share exchange or otherwise, unless Borrower complies with the following conditions: (i) Borrower demonstrates pro forma compliance with each financial covenant set forth in Section 8.02 after consummation of the acquisition, based on the combined historical audited financial statements of Borrower and the Person to be acquired; (ii) the cash consideration paid for any one acquisition shall not exceed $5,000,000; (iii) the aggregate cash consideration paid for all acquisitions within any rolling 12-month period commencing on the date of this Agreement shall not exceed $15,000,000; (iv) the cost of any one acquisition shall not exceed 20 percent of the Borrower's net worth determined in accordance with GAAP; and (v) Borrower shall not incur any Debt to any Person in connection with an acquisition other than unsecured Subordinated Debt. Borrower may pay principal and interest with respect to any such Subordinated Debt provided that Borrower complies with each financial covenant set forth in Section 8.02 both before and after such payment. Acquisitions which satisfy the foregoing conditions are referred to herein as "Permitted Acquisitions."

                  (e) Guaranties. Guarantee, assume, endorse or otherwise in any manner become or remain liable in connection with, or otherwise become or remain responsible for, the obligations (including accounts payable) of any Person, other than the endorsement of negotiable instruments in the ordinary course of business for deposit or collection or in connection with Permitted Acquisitions.

                  (f) Fiscal Year End. Change its Fiscal Year end without providing notice of such change to the Lender within fifteen (15) days after the effectiveness of such change.

                  (g) Accounting Practices. Change its accounting methods or practices, depreciation or amortization policy or rates from that in existence as of the date hereof, except as required to comply with law or with GAAP, or change in the method of accounting for inventory which complies with GAAP, or as otherwise permitted by the Lender. The Lender agrees that it will not unreasonably withhold its consent to any such change.

                  (h) Amend Certificate of Incorporation. Amend its certificate of incorporation without providing notice of such change to the Lender within fifteen (15) days after the effectiveness of such amendment.

                  (i) Loans or Advances. Make loans or advances to any Person, except loans or advances to employees not to exceed $5,000,000 in the aggregate, draws against commissions in the usual course of Borrower's business, deposits required by government agencies or public utilities, and reasonable and customary deposits to non-Affiliate landlords. For purposes of calculating the financial covenants set forth in Section 8.02, loans to employees shall be deemed intangible assets.

                  (j) Affiliate Transactions. Enter into any transaction with any Affiliate, except for transactions where the consideration paid or to be paid to or by the Borrower, as the case may be, is at least as favorable to the Borrower as it would be if the Borrower was dealing with a completely independent party.

                  (k) Management Fees. Pay any management fees to any Affiliate except that management fees may be paid by any Subsidiary to the Borrower.

                  (l) Redemption of Subordinated Debt. Exercise its right to voluntarily redeem any Subordinated Debt if, after giving effect to such redemption, the Borrower would be in default of any financial covenant set forth in Section 8.02 of this Agreement.

                  (m) Dividends and Repurchases. Declare or pay any cash dividends, make any other distribution on account of any class of its stock (other than a stock split or a stock dividend) or redeem, purchase, retire or otherwise acquire, directly or indirectly, any shares of its stock; provided, that the Borrower may purchase or redeem (i) fractional shares in connection with stock splits or stock dividends and (ii) shares issued to employees to exercise outstanding options and/or to provide funds to the employees to pay federal income taxes as a consequence of the options being exercised.

         The covenants set forth in this Section 8.03 shall apply to the Borrower and its Subsidiaries measured on a consolidated basis, provided that notwithstanding Section 8.03(m), a Subsidiary may pay dividends to the Borrower or redeem shares of its capital stock owned by the Borrower.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

         SECTION 9.01. Events of Default. The occurrence of one or more of the following events shall constitute an event of default hereunder (an "Event of Default"):

                         (a) Payment of Notes or Advances. The failure of
                  Borrower (i) to pay any principal payment on any Note or Advance when the same becomes due and payable or (ii) to pay interest due on any Note or Advance or any other Obligations payable hereunder or under any of the other Loan Documents within five (5) days after the Lender makes written demand therefor.

                         (b) Cross-Default; Payment of Other Obligations. The
                  occurrence of any default with respect to any other loan agreement or promissory note evidencing Debt owed to the Lender by the Borrower, if such default gives rise to the right to accelerate the due date of such Debt, or (ii) the failure of Borrower (x) to pay principal of or interest on any other Debt of the Borrower in excess of Fifty Thousand Dollars ($50,000) beyond any period of grace provided with respect thereto, or (y) to perform or abide by any other agreement, term, condition or covenant contained in any agreement or instrument under which any such other Debt is created, if in either such case, the effect of such failure is to cause or permit the holder or holders of such Debt (or a trustee on behalf of such holder or holders) to cause such Debt to become due prior to its stated maturity, or (z) to pay principal of or interest on any Debt of Borrower secured by real property owned by the Borrower, or to perform or abide by any other agreement, term, condition or covenant contained in any agreement or instrument under which such Debt is created or secured (but nothing contained herein shall permit the existence of any such Debt unless otherwise expressly permitted herein), regardless of the amount of the Debt, if the effect of such failure is to cause or permit the holder or holders of such Debt (or a trustee on behalf of such holder or holders) to cause such Debt to become due prior to its stated maturity. Notwithstanding the foregoing, no Event of Default shall occur hereunder by reason of an alleged default by Borrower under any lease agreement provided the Borrower is diligently contesting such default in good faith.

                         (c) Representation or Warranty. Any representation or
                  warranty made by the Borrower herein or in any writing furnished in connection with or pursuant to this Agreement or any of the other Loan Documents shall be false or misleading in any material respect on the date upon which made or deemed reaffirmed.

                         (d) Financial Covenants. The breach of any financial
                  covenant set forth in Section 8.02 which is not cured within thirty (30) days of the Borrower's knowledge or notice thereof.

                         (e) Other Covenants. The failure of the Borrower to
                  perform or observe in any material respect any other material covenant, term, condition or requirement binding on it contained in this Agreement or in any of the other Loan Documents, and such Default shall not have been remedied within thirty (30) days of the Borrower's knowledge or notice thereof, or such longer time, not to exceed sixty (60) days, as is necessary if the Borrower is diligently pursuing a cure and the Default is reasonably capable of being cured within such extended period.

                         (f) Liquidation; Dissolution; Voluntary Bankruptcy. The
                  liquidation or dissolution of the Borrower, or the suspension of the business of the Borrower, or the filing by the Borrower of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of the Borrower indicating its consent to, approval of or acquiescence in, any such petition or proceeding; the application by the Borrower for, or the appointment by consent or acquiescence of the Borrower of a receiver, a trustee or a custodian of the Borrower for all or a substantial part of its property; the making by the Borrower of any assignment for the benefit of creditors; the inability of the Borrower or the admission by the Borrower in writing of its inability to pay its debts as they mature; or the taking of any action to authorize any of the foregoing by the Borrower.

                         (g) Involuntary Bankruptcy. The filing of an
                  involuntary petition against Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of Borrower for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Borrower, and the continuance of any of such events for sixty
                  (60) days undismissed or undischarged.

                         (h) Adjudication of Bankruptcy. The adjudication of
                  Borrower as bankrupt or insolvent.

                         (i) Order of Dissolution. The entering of any order in
                  any proceedings against Borrower decreeing the dissolution, divestiture or split-up of the Borrower, and such order remains in effect for more than thirty (30) days.

                         (j) Reports and Certificates. Any report, certificate,
                  financial statement or other instrument delivered to the Lender by or on behalf of Borrower pursuant to the terms of this Agreement or the Loan Documents is false or misleading in any material respect when made or delivered.

                         (k) Judgment. A final judgment (after all avenues of
                  appeal and all applicable appeal periods have expired), which with other outstanding final judgments against Borrower exceeds an aggregate of Ten Thousand Dollars ($10,000.00) (net of amounts covered by insurance), shall be rendered against the Borrower, and if within thirty (30) days after entry thereof such judgment shall not have been discharged, paid or bonded or execution thereon stayed pending appeal, or if within thirty (30) days after the expiration of any such stay such judgment shall not have been discharged.

         SECTION 9.02. Remedies.

                  (a) Termination of Advances; Acceleration. Upon the occurrence of any Event of Default, and at any time thereafter as long as the Event of Default is continuing, the Lender (i) by notice to the Borrower, declare the obligation of the Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) may by notice to the Borrower, declare the Note and the Advances, all interest thereon and all other Obligations payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes and the Advances, all such interest and all such Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that (i) if an Event of Default arises under Section 9.01(a) by reason of the failure of the Borrower to pay any principal or interest payment when due, or
         (ii) in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its Subsidiaries under the Federal Bankruptcy Code, then, unless any such Event of Default is waived in writing by the Lender, (x) the obligation of the Lender to make Advances shall automatically be terminated and (y) the Note and the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition, without limiting any other rights of the Lender, whenever the Lender has the right to declare any indebtedness to be immediately due and payable (whether or not it has so declared), the Lender may set off against the indebtedness without notice any amounts then owed to the Borrower by the Lender, in any capacity.

                  (b) Remedies. Upon the occurrence of any Event of Default, and at any time thereafter as long as the Event of Default is continuing, the Lender may exercise any of the rights and remedies set forth in
         Article V of this Agreement or in the Security Agreement, which rights and remedies shall not be exclusive.

                  (c) Cumulative Remedies. All rights, remedies or recourse of the Lender under this Agreement, the Notes, the Security Agreement or any other Loan Documents, under the Uniform Commercial Code or other law, in equity or otherwise, are cumulative, and exercisable concurrently, and may be pursued singularly, successively or together and may be exercised as often as occasion therefore shall arise. No act of commission or omission by the Lender, including, but not limited to, any failure to exercise, or any delay, forbearance or indulgence in the exercise of, any right, remedy or recourse hereunder or under any other Loan Document shall be deemed a waiver, release or modification of that or any other right, remedy or recourse, and no single or partial exercise of any right, remedy or recourse shall preclude the Lender from any other or future exercise of the right, remedy or recourse or the exercise of any other right, remedy or recourse. No waiver or release of any such rights, remedies and recourse shall be effective against the Lender unless in writing and manually signed by an authorized officer of the Lender on the Lender's behalf, and then only to the extent recited therein. A waiver, release or modification with reference to any one event shall not be construed as continuing or constituting a course of dealing, nor shall it be construed as a bar to, or as a waiver, release or modification of, any subsequent right, remedy or recourse as to a subsequent event.

                  (d) No Liability. Whether or not the Lender elects to employ any or all remedies available to it in the event of an occurrence of a Default or an Event of Default, the Lender shall not be liable for the payment of any expenses incurred in connection with the exercise of any remedy available to it or for the performance or non-performance of any obligation of the Borrower.

                  (e) Waiver of Default. The Lender may, by written notice to the Borrower at any time and from time to time, waive any Default or any Event of Default that shall have occurred hereunder and its consequences. Any such waiver shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, the Borrower shall be restored to their former position hereunder and under the Loan Documents, and any Event of Default or Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default.

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 10.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, as follows:

         If to Borrower:         Lamalie Associates, Inc.
                                 Northdale Plaza
                                 3903 Northdale Boulevard
                                 Tampa, FL  33624-1864
                                 Attn:  Jack P. Wissman
                                        Executive Vice President
                                 Telecopier:  (813) 962-2138

         If to Lender:           Barnett Bank, N.A.
                                 101 E. Kennedy Blvd., 5th Floor
                                 Tampa, FL 33630
                                 Attn: Kimberly A. Bruce
                                       Vice President
                                 Telecopier:  (813) 225-8752

or, as to the Borrower or the Lender, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when received, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answer back or delivered to the cable company, respectively, except that notices and communications to the Lender pursuant to Article II or IX shall not be effective until received by the Lender.

         SECTION 10.03. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 10.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Lender in connection with the modification and amendment of the Loan Documents and the other documents to be delivered thereunder (including, without limitation, (A) all stamp, documentary, excise and intangible taxes and any interest and penalties incident thereto and (B) the reasonable fees and expenses of counsel for the Lender with respect to negotiations with the Borrower regarding any Default and advising the Lender as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents and the other documents to be delivered thereunder and (ii) if an Event of Default occurs, all reasonable costs and expenses of the Lender in connection with the enforcement of the Loan Documents and the other documents to be delivered thereunder, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors, rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for the Lender with respect thereto).

         (b) The Borrower agrees to indemnify and hold harmless the Lender and each of its Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Loan Documents and the other documents to be delivered thereunder, the Lender's agreements to make the Advances, the use or intended use of the proceeds of any of the Advances hereunder, whether or not an Indemnified Party is a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's negligence, willful misconduct or breach of the Loan Documents.

         (c) With respect to all property owned or leased by the Borrower or its Subsidiaries, the Borrower agrees to indemnify and hold harmless each Indemnified Party for, from and against and to reimburse each Indemnified Party with respect to, any Environmental Claim, loss, damage, liability, cost and expense (including reasonable attorney's fees and court costs) of an and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by any Indemnified Party at any time and from time to time by reason of or arising out of any violation on or before the Indemnity Release Date of any Environmental Laws in effect on or before the Indemnity Release Date, and any and all matters arising out of any act, omission, event or circumstance existing or occurring on or prior to the Indemnity Release Date (including, without limitation, the actual, proposed or threatened storage, holding, existence, generation, processing, abatement, handling or presence on or under any property owned or leased by the Borrower or its Subsidiaries or release, emission, removal, disposition, discharge or transportation into or from such property, of hazardous substances or solid waste disposed of or released prior to the Indemnity Release Date), regardless of whether the act, omission, event or circumstance constituted a violation of any Environmental Law at the time of its existence or occurrence; provided that this indemnity shall not apply to any Environmental Claim, loss, damage, liability, cost or expense (or the applicable part thereof) resulting from, or attributable to, (i) any act or omission of any Indemnified Party or its authorized agents, attorneys or contractors, or (ii) any act or omission which occurs after the Borrower cease to own or lease such property. For purposes of this paragraph (c), the terms "hazardous substance" and "release" shall have the meanings specified in the Federal Comprehensive Environmental Response,' Compensation and Liability Act of 1980, as subsequently modified, supplemented or amended ("CERCLA"), and the terms "solid waste" and "disposed" shall have the meanings specified in the Federal Resource Conservation and Recovery Act of 1976, as subsequently modified, supplemented or amended ("RCRA"); provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and provided , further, that to the extent that any property owned or leased by the Borrower or its Subsidiaries is situated in a state in which the applicable laws may establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. The provision of this paragraph shall survive the Indemnity Release Date, and shall continue thereafter in full force and effect.

         (d) If any payment of principal of, or Conversion of, any LIBOR Rate Advance is made by or on behalf of the Borrower to or for the account of the Lender other than on the last day of the Interest Period for such Advance, as a result of a payment, prepayment or Conversion pursuant to Article II, acceleration of the maturity of the Advances pursuant to Section 9.02 or for any other reason, the Borrower shall, upon demand by the Lender, pay to the Lender any amounts required to compensate the Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, prepayment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain such Advance.

         SECTION 10.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 9.02 to authorize the Lender to declare the Advances due and payable pursuant to the provisions of Section 9.02, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement, irrespective of whether the Lender shall have made any demand under this Agreement and although such Obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section shall also extend to each of the Lender's participants and are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender or participants may have.

         SECTION 10.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

         SECTION 10.07. Assignments and Participations. (a) The Lender may assign to one or more Eligible Assignees all or any part of, or may grant participations to one or more banks or other entities in or to all or any part of, its Commitment, any Advance or Advances owing to the Lender and the Note held by it, and to the extent of any such assignment or participation (unless otherwise stated therein) the assignee or purchaser of such participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as it would have if it were the Lender hereunder.

         (b) The Lender may, in connection with any assignment, or proposed assignment pursuant to this Section 10.07, disclose to the assignee or proposed assignee any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or proposed assignee shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from the Lender. The Lender may also provide any information to a participant or prospective participant relating to the Borrower furnished to the Lender by or on behalf of the Borrower, provided the participant or proposed participant agrees to preserve the confidentiality of any confidential information relating to the Borrower received by it from the Lender.

         SECTION 10.08.  Governing Law.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF
THE STATE OF FLORIDA WITHOUT REGARD TO THE PRINCIPLES OF
CONFLICTS OF LAW OF FLORIDA.

         SECTION 10.09. Execution In Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 10.10.  Consent to Jurisdiction.

                  (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT BY THE LENDER IN THE HILLSBOROUGH COUNTY, FLORIDA CIRCUIT COURT OR THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA, TAMPA DIVISION, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTION.

                  (b) The Borrower agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, or in any other manner provided by law, provided that nothing in this Section 10.10 is intended to impair the Borrower's right under applicable law to appeal or seek a stay of any judgment.

                  (c) Nothing contained herein shall affect the right of the Lender to serve legal process in any other manner permitted by law or commence legal proceedings' or otherwise proceed against the Borrower or its property in the courts of any other jurisdiction.

         SECTION 10.11. Confidentiality. The Lender agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by the Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loan Documents; provided that nothing herein shall prevent the Lender from disclosing such information (i) to its officers, directors, employees, agents, attorneys and accountants who have a need to know such information in accordance with customary banking practices and who receive such information having been made aware of the restrictions set forth in this Section, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Lender, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Lender, the Borrower or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, and
(vii) to any actual or proposed assignee or participant who agree in writing to comply with the restrictions set forth in this Section.

         SECTION 10.12. Further Assurances. The Borrower agrees that, at any time and from time to time after the execution and delivery of this Agreement, they shall, upon request of the Lender, execute and deliver such further instruments and documents, and do such further acts and things as the Lender may reasonably request in order to fully effect the purposes of this Agreement and to protect the Lender's interests and Collateral.

         SECTION 10.13. Supercedes Prior Agreement. This Agreement replaces and supercedes in its entirety that certain loan agreement by and between Borrower and Lender dated March 13, 1996, which has been satisfied in full and terminated.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WITNESSES:                             LAMALIE ASSOCIATES, INC.
                                       A Florida corporation


-----------------------------

                                       By:
                                          --------------------------------------

-----------------------------          Name:   Philip R. Albright
                                       Title:     Vice President

WITNESSES:                             BARNETT BANK, N.A.,
                                       a national banking association


-----------------------------

                                       By:
                                          --------------------------------------
-----------------------------          Name: Kimberly A. Bruce
                                       Title:   Vice President


STATE OF ALABAMA
COUNTY OF
          -----------------------------


         The foregoing instrument was acknowledged before me this _____ day of August, 1998 by Philip R. Albright, Vice President of Lamalie Associates, Inc., a Florida corporation, [ ] who is personally known to me, [ ] or who has produced the following identification: (check one). -----------------------


                                       -----------------------------------------
                                       Name:                             (print)
                                            -----------------------------
                                       NOTARY PUBLIC
                                       Commission No.:
                                                      --------------------------
                                       Commission Expiration Date:
                                                                  --------------



STATE OF ALABAMA
COUNTY OF
          -----------------------------

         The foregoing instrument was acknowledged before me this _____ day of August, 1998 by Kimberly A. Bruce, Vice President of Barnett Bank, N.A., a national banking association, [ ] who is personally known to me, [ ] or who has produced the following identification: (check one). -----------------------


                                       -----------------------------------------
                                       Name:                             (print)
                                            -----------------------------
                                       NOTARY PUBLIC
                                       Commission No.:
                                                      --------------------------
                                       Commission Expiration Date:
                                                                  --------------

                                                                       EXHIBIT A


                                     FORM OF
                              REVOLVING CREDIT NOTE


                                                             BIRMINGHAM, ALABAMA
U.S. $25,000,000.00 (MAXIMUM)                                   AUGUST ___, 1998



         FOR VALUE RECEIVED, the undersigned, LAMALIE ASSOCIATES, INC., a Florida corporation (the "Maker"), promises to pay to the order of BARNETT BANK, N.A. (the "Lender") at 101 E. Kennedy Blvd., Tampa, Florida 33602 in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Advances made by Lender to Maker pursuant to the terms and conditions of the Credit Agreement bearing even date herewith between Maker and Lender, as amended, modified or supplemented from time to time (the "Credit Agreement"), plus accrued interest, on the dates and in the amounts as provided herein, which amount in no event shall exceed the principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000). The unpaid principal amount of this Note, plus all accrued and unpaid interest, shall be due and payable in full on the Termination Date, subject to required annual principal payments and earlier optional or mandatory prepayment in whole or in part as provided in the Credit Agreement. Maker further agrees to pay interest each month on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the applicable rate specified in
Article II of the Credit Agreement.

         If any payment on this promissory note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         This promissory note is the Note referred to in the Credit Agreement and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein without definition shall have the meanings given to such terms in Section 1.01 of the Credit Agreement. The Credit Agreement, among other things, provides for the making of Advances by Lender to Maker from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned.

         Interest on Advances hereunder shall accrue at the rate elected by Maker for each such Advance (the "Elected Rate") at the time Maker request such Advance in accordance with the procedures set forth in the Credit Agreement. Each such Advance shall accrue interest from the date of the Advance until repaid. The Elected Rate for any Advance shall be either: (i) a fixed rate per annum for the Interest Period equal to the 90-day LIBOR Rate plus the LIBOR Rate Margin, or (ii) a variable rate per annum equal to the Base Rate plus the Base Rate Margin.

         After the due date of any Advance payable hereunder, whether by acceleration or otherwise, interest shall accrue on the principal balance remaining unpaid at a rate equal to the maximum rate allowed by applicable law (the "Default Rate").

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, which have not been cured by Maker or waived by the Lender, the Lender may, by delivery of written notice to Maker from Lender, take any or all of the following actions, without prejudice to the rights of Lender or any holder of this Note to enforce its claims against Maker:
(a) declare all Obligations due hereunder to be immediately due and payable, in which case all Obligations due hereunder shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Lender; and (b) immediately terminate the Commitment thereunder; and at all times thereafter, all Advances made by Lender pursuant to the Credit Agreement shall be at the Lender's sole discretion, unless such Event of Default is cured or waived.

         Notwithstanding anything herein to the contrary, the interest rate applicable to this Note shall at no time exceed the maximum rate permitted by applicable law whether now or hereafter in effect. Accordingly, the total liability of Maker hereof for payment of interest hereunder shall not exceed any limitations imposed upon the payment of interest by applicable usury laws. Without limitation on the foregoing, in no event shall Lender be entitled to unearned or unaccrued interest or other charges, except as may be authorized by law; nor shall Lender be entitled to receive at any time any such charges not allowed or permitted by law, or any interest in excess of the highest lawful rate. Any payments of interest in excess of the highest lawful rate shall be credited by Lender on interest accrued or principal or both; except that Maker shall have an option to demand a refund as to any such interest or charges in excess of the highest lawful rate.

         The parties agree that time is of the essence in this Note. Maker shall be in default hereunder upon the occurrence of one or more of the Events of Default specified in the Credit Agreement.

         Maker hereby (a) waives valuation and appraisement, demand, presentment, notice of nonpayment, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note, (b) agrees to any substitution, addition or release of any collateral or any party or person primarily or secondarily liable hereon, (c) agrees that Lender shall not be required first to institute any suit, or to exhaust its remedies against Maker or any other person or party to become liable hereunder, or against any collateral in order to enforce payment of this Note, (d) consents to any extension, rearrangement, renewal or postponement of time of payment of this Note and to any other indulgency with respect hereto without notice, consent or consideration to either of them, and (e) agrees that, notwithstanding the occurrence of any of the foregoing, Maker shall be and remain directly and primarily liable for all sums due under this Note.

         No failure to exercise, and no delay in exercising any rights hereunder on the part of Lender shall operate as a waiver of such rights.

         Maker agrees to pay Lender all reasonable costs of collection, including reasonable attorneys' fees and expenses (includes fees for paralegal services), whether or not suit be brought, and whether incurred in connection with collection, trial, appeal, bankruptcy proceedings, administrative proceedings or otherwise.

         Whenever used in this Note, the word "Lender" shall include any subsequent holder of this Note. It is expressly understood and agreed that Lender shall never be construed for any purpose as a partner, joint venturer, co-principal or associate of Maker, or of any person or party claiming by, through or under Maker in the conduct of their respective businesses.

         This Note and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Florida without regard to the principles of conflict of laws of Florida.

         This Note replaces and supercedes in its entirety that certain promissory note executed by Maker in favor of Lender dated March 13, 1996.

                                       LAMALIE ASSOCIATES, INC.
                                       a Florida corporation


                                       By:
                                          --------------------------------------
                                       Name: Philip R. Albright
                                       Title:   Vice President

STATE OF ALABAMA
COUNTY OF
          -----------------------------

         The foregoing instrument was acknowledged before me this _____ day of August, 1998 by Philip R. Albright, Vice President of Lamalie Associates, Inc., a Florida corporation, [ ] who is personally known to me, [ ] or who has produced the following identification:
                      (check one).
----------------------


                                       -----------------------------------------

                                       Name:                             (print)
                                            -----------------------------
                                       NOTARY PUBLIC
                                       Commission No.:
                                                      --------------------------
                                       Commission Expiration Date:
                                                                  --------------



THIS INSTRUMENT WAS MADE, EXECUTED AND DELIVERED OUTSIDE THE STATE OF FLORIDA, AND NO FLORIDA DOCUMENTARY STAMP TAX IS DUE HEREON IN ACCORDANCE WITH F.A.C. 12B-4.053(34)

                                                                       EXHIBIT B


                           FORM OF NOTICE OF BORROWING

                                     [Date]

Barnett Bank, N.A.
101 E. Kennedy Blvd.
Tampa, Florida 33602

Attention:   Kimberly A. Bruce
             Vice President

Ladies and Gentlemen:

         The undersigned, Lamalie Associates, Inc. (the "Borrower"), refers to the Credit Agreement, dated as of August ___, 1998 (the "Credit Agreement"), the terms defined therein being used herein as therein defined), among the Borrower, and Barnett Bank, N.A., as Lender, and hereby gives you irrevocable notice pursuant to section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection set forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

The Business Day of the Proposed Borrowing is              , 19  .
                                              -------------    --

The Proposed Borrowing comprises a [ ] Base Rate Advance or [ ] a LIBOR Rate Advance (check as applicable).

The aggregate amount of the Proposed Borrowing is $                          .
                                                   --------------------------

The Interest Period for each LIBOR Rate Advance shall be 90 days.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                  (a) the representations and warranties contained in each Loan Document are correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such dates, except for changes contemplated or permitted by the Credit Agreement;

                  (b) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes an Event of Default or a Default under the Credit Agreement; and

                  (c) after giving effect to the Borrowing requested herein, the outstanding Advances will not exceed the total Commitment of the Lender under the Credit Agreement.

         Capitalized terms used herein without definition have the meanings set forth in the Credit Agreement.

                                       Very truly yours,

                                       LAMALIE ASSOCIATES, INC.



                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------

                                                                       EXHIBIT C

                          FORM OF NOTICE OF CONVERSION

                                     [Date]


Barnett Bank, N.A.
101 E. Kennedy Blvd.
Tampa, Florida 33602

Attention: Kimberly A. Bruce
           Vice President

Ladies and Gentlemen:

         The undersigned, Lamalie Associates, Inc. (the "Borrower"), refers to the Credit Agreement, dated as of August ___, 1998 (the "Credit Agreement") among the Borrower and Barnett Bank, N.A., and hereby gives you irrevocable notice, pursuant to Section 2.06(a) of the Credit Agreement, that the undersigned hereby requests to convert $ _________ in principal amount of a currently outstanding Borrowing, bearing interest at a rate based on the [___] Base Rate [___] LIBOR Rate (check one) and having an Interest Period ending on ___________________, 19__, to a Borrowing bearing interest at a rate based on the [___] Base Rate [___] LIBOR Rate (check one) on ___________________, 19__.
If the conversion is to a LIBOR Rate Borrowing, the Interest Period for such Borrowing shall be 90 days.

         Capitalized terms used herein without definition have the meanings set forth in the Credit Agreement.

                                       Very truly yours,

                                       LAMALIE ASSOCIATES, INC.



                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------

                                                                       EXHIBIT D


                              OFFICERS' CERTIFICATE




RE:      CREDIT AGREEMENT DATED AS OF AUGUST ___, 1998 BY AND
         BETWEEN LAMALIE ASSOCIATES, INC., AS BORROWER, AND BARNETT BANK, N.A., AS LENDER (THE "CREDIT AGREEMENT")


         The undersigned executive officers of Lamalie Associates, Inc. (the "Borrower") hereby certify to the Lender pursuant to the Credit Agreement that:

         (1) [Check as applicable] [ ] with respect to the audited consolidated financial statements of the Borrower for the fiscal year ended February 28, 199 delivered to Lender pursuant to the Credit Agreement, such financial statements fairly present the financial condition of the Borrower in accordance with GAAP; [ ] with respect to the unaudited consolidated financial statements of the Borrower for the fiscal quarter ended ____________, 199__ delivered to Lender pursuant to the Credit Agreement, such financial statements fairly present the financial condition of the Borrower.

         (2) As to matters which would be recognized and disclosed under applicable standards of the AICPA, no Event of Default and no Default that, with the giving of notice, the passage of time, or both, would constitute an Event of Default under the Credit Agreement has occurred and is continuing;

         (3) Borrower is not in violation of or in default under any other material loan or any other material loan agreement;

         (4) Borrower is not in default under any lease of real property which would have a material adverse effect on its operations;

         (5) The undersigned officers have no knowledge of the occurrence of any Reportable Event (as defined in ERISA) with respect to any employee benefit of Borrower;

         (6) Borrower has not received any notice of cancellation or termination from any of its insurers;

         (7) (i) certificates of insurance specifying the policy periods and the insurance coverages that are in place are attached hereto, or (ii) true and correct summaries of all such insurance coverages are attached hereto;

         (8) Since the date of the last Officers' Certificate delivered to the Lender, the undersigned executive officers have not acquired knowledge of any material litigation, dispute or proceeding instituted or threatened against Borrower or any attachment, levy, execution or other process instituted against Borrower, in any case embodying or relating to a claim in excess of $10,000 (net of insurance coverages), except as follows [as applicable, describe any such matters]:

                             ----------------------------------
                             ----------------------------------
                             ----------------------------------


         All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned officers of Lamalie Associates, Inc. have executed this Officers' Certificate effective as of the ____day of ____________, 199__.




                                       -----------------------------------------
                                       Chief Financial Officer



                                       -----------------------------------------
                                       President or Executive Vice President

                                                                       EXHIBIT D

                        FORM OF LETTER OF CREDIT REQUEST

                                     [Date]




Barnett Bank, N.A.
101 E. Kennedy Blvd.
Tampa, Florida 33602

Attention:  International Department

Ladies and Gentlemen:

         The undersigned, Lamalie Associates, Inc. (the "Borrower"), refers to the Credit Agreement, dated as of August __, 1998 (the "Credit Agreement"), among the Borrower and Barnett Bank, N.A., and hereby requests that you issue for the account of and deliver on behalf of the undersigned a standby Letter of Credit incorporating the following term, in addition to such other terms and provisions acceptable to you.

         1.   Beneficiary (including address):

                  ---------------------------------------------
                  ---------------------------------------------
                  ---------------------------------------------

         2.       Issuance Date:
                                ------------------------------------------------

         3.       Expiration Date:
                                  ----------------------------------------------

         4.       Multiple Drawings:        [   ] Permitted
                                            [   ] Not Permitted

         5.       Special Instructions:
                                       -----------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------

         6.       Amount of Letter of Credit:
                                             -----------------------------------

         7.       Purpose of Letter of Credit:
                                              ----------------------------------

                  ---------------------------------------------
                  ---------------------------------------------

         The Borrower will execute and deliver to you an Application for Letter of Credit and such other documents relating thereto as you may reasonably require, consistent with the terms of the Credit Agreement.

                                       Very truly yours,

                                       LAMALIE ASSOCIATES, INC.



                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------

                                SCHEDULE 7.01(c)

                                FICTITIOUS NAMES



None, other than Lamalie Amrop International, LAI, Lamalie Associates, LAI International and LAI Ward Howell.

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                                SCHEDULE 7.01(g)

                                 TITLE TO ASSETS

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                                SCHEDULE 7.01(h)

                               PENDING LITIGATION

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                                SCHEDULE 7.01(o)

                                   ERISA PLANS


1.       Lamalie Associates, Inc. Profit Sharing Plan.

2.       Lamalie Associates, Inc. Health Plan.

                                SCHEDULE 7.01(p)

                            ENVIRONMENTAL COMPLIANCE

                       FIRST AMENDMENT TO CREDIT AGREEMENT
                  SECURITY AGREEMENT AND RELATED LOAN DOCUMENTS




         This First Amendment to Credit Agreement, Security Agreement, and Related Loan Documents is dated as of December 31, 1998 (the "Amendment") by and among NationsBank, N.A., a national banking association, successor by merger to Barnett Bank, N.A. (the "Lender"), Lamalie Associates, Inc., a Florida corporation (the "Borrower") and LAI Ward Howell, Inc., f/k/a Ward Howell International, Inc., a Connecticut corporation and LAI International Limited, a private limited company incorporated under the English Companies Act of 1985 (collectively the "Guarantors") and LAI Worldwide, Inc., a Florida corporation ("LAI Worldwide"). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms set forth in Section 1.01 of the Credit Agreement dated as of August 21, 1998 by and among Lender and Borrower (the "Credit Agreement").

                              W I T N E S S E T H :

         WHEREAS, as of August 21, 1998, Lender and Borrower entered into the Credit Agreement under which Lender provided a $25,000,000 Revolving Credit Facility to Borrower; and

         WHEREAS, in reliance on a certificate of good standing issued by the Connecticut Secretary of State on August 21, 1998, the Credit Agreement makes several references to Guarantor, Ward Howell International, Inc., a Connecticut corporation ("Ward Howell"); and

         WHEREAS, through inadvertence the Connecticut Secretary of State failed to record Ward Howell's corporate name change to LAI Ward Howell, Inc. in its records in connection with the February 27, 1998 filing of a Certificate of Merger which merged a wholly owned subsidiary of Borrower into Ward Howell;; and

         WHEREAS, in order to correct its error, on October 14, 1998 the Connecticut Secretary of State changed Ward Howell's corporate name to LAI Ward Howell, Inc., retroactive to February 27, 1998; and

         WHEREAS, the principal executive office of Ward Howell has been relocated from New York, New York to Tampa, Florida; and

         WHEREAS, effective October 1, 1998 Lender was merged into NationsBank, N.A., a national banking association; and

         WHEREAS, pursuant to a corporate reorganization (the "Reorganization") effective December 31, 1998, the Borrower has become a wholly owned subsidiary of LAI Worldwide; and

         WHEREAS, as a condition to Lender's granting its consent to the Reorganization, LAI Worldwide has agreed to grant Lender a security interest in its accounts, join in and become a party to the Security Agreement, and to guaranty Borrower's obligations under the Credit Agreement; and

         WHEREAS, the parties desire to amend the Credit Agreement, the Security Agreement and certain related Loan Documents to recognize the foregoing corporate name changes, acknowledge the Reorganization, and cause LAI Worldwide to join in the Security Agreement and provide a guaranty as herein set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

         Section 1. Ward Howell Name Change. All references to Ward Howell International, Inc. in the Credit Agreement and the related Loan Documents, including without limitation, the Note, the Guaranty and the Security Agreement, are hereby changed retroactive to August 21, 1998 to LAI Ward Howell, Inc.

         Section 2. Barnett Bank, N.A. Name Change. All references to Barnett Bank, N.A. in the Credit Agreement and the related Loan Documents, including without limitation, the Note and the Guaranty, are hereby changed retroactive to October 1, 1998 to NationsBank, N.A., successor by merger to Barnett Bank, N.A.

         Section 3. Principal Executive Office. All references in the Security Agreement and the other Loan Documents to the location of the principal executive office of Ward Howell as 200 Park Avenue, Suite 3100, New York, New York 10166-0136 are hereby changed to Northdale Plaza, 3903 Northdale Boulevard, Tampa, Florida 33624-1864.

         Section 4. LAI Worldwide.

                  (a) Borrower agrees to cause LAI Worldwide to provide an unconditional guaranty of Borrowers' Obligations under the Credit Agreement, the Note and the other Loan Documents, together with a first priority security interest in its accounts. To document such security interest, LAI Worldwide hereby joins in and becomes a party to the Security Agreement effective as of the date hereof, and agrees to execute and deliver a UCC-1 financing statement, in form and content reasonably acceptable to Lender. Hereafter, all reference to "Debtors" throughout the Security Agreement shall mean the Borrower, LAI Ward Howell, Inc., LAI International Limited and LAI Worldwide, Inc. and all references to "Guarantors" throughout the Credit Agreement shall mean LAI Ward Howell, Inc., LAI International Limited and LAI Worldwide, Inc.

                  (b) In consideration of the agreements set forth in clause
         (a), Lender consents to the Reorganization. Lender acknowledges that it has been advised by Borrower that LAI Worldwide presently intends to serve as a passive holding company which will not own any accounts.

         Section 5. Representations and Warranties. Borrower hereby represents and warrants to Lender that (a) no Default or Event of Default exists under the Credit Agreement, the Security Agreement, or the related Loan Documents as of the date hereof, (b) all of the provisions of the Credit Agreement, the Security Agreement, and the related Loan Documents except as amended hereby, are in full force and effect and (c) since the date of the last financial statements of Borrower delivered to Lender in accordance with the requirements of the Credit Agreement, there has been no material adverse change in its financial condition.

         Section 6. Effect of Amendment. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Credit Agreement, the Security Agreement, and the related Loan Documents are and shall remain in full force and effect.

         Section 7. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         Section 8. ENTIRETY. THE CREDIT AGREEMENT, THE SECURITY AGREEMENT, AND THE RELATED LOAN DOCUMENTS AS AMENDED HEREBY EMBODY THE ENTIRE AGREEMENT AMONG THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF.

         Section 9. Governing Law. The Credit Agreement, the Security Agreement, and the related Loan Documents as amended hereby, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance withy, the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

WITNESSES:                             LAMALIE ASSOCIATES, INC.,
                                       a Florida corporation
--------------------------
                                       By:
                                          --------------------------------------
--------------------------             Name: Philip R. Albright
                                       Title:   Vice President

WITNESSES:                             LAI WARD HOWELL, INC., f/k/a
                                       Ward Howell International, Inc.,
                                       a Connecticut corporation
--------------------------
                                       By:
                                          --------------------------------------
--------------------------             Name: Philip R. Albright
                                       Title:   Vice President

WITNESSES:                             LAI WORLDWIDE, INC.,
                                       a Florida corporation

--------------------------
                                       By:
                                          --------------------------------------
--------------------------             Name: Philip R. Albright
                                       Title:   Vice President

WITNESSES:                             LAI INTERNATIONAL LIMITED, a
                                       private limited company incorporated
                                       under the English Companies Act of 1985
--------------------------
                                       By:
                                          --------------------------------------
--------------------------             Name: Philip R. Albright
                                       Title:   Director

WITNESSES:                             NATIONSBANK, N.A., Successor by Merger
                                       to Barnett Bank, N.A., a national banking
                                       Association
--------------------------
                                       By:
                                          --------------------------------------
--------------------------             Name: Sadahri Berry
                                       Title:   Vice President

STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

         The foregoing instrument was acknowledged before me this____day of ____________, 199__ by Philip R. Albright, Vice President of Lamalie Associates, Inc., LAI Ward Howell, Inc., and LAI Worldwide, Inc., and Director of LAI International Limited, [ ] who is personally known to me, [ ] or who has produced the following identification:__________(check one).


                                       -----------------------------------------
                                       Name:                             (print)
                                            -----------------------------
                                       NOTARY PUBLIC
                                       Commission No.:
                                                      --------------------------
                                       Commission Expiration Date:
                                                                  --------------

STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

         The foregoing instrument was acknowledged before me this____day of ______________, 1998 by Sadahri Berry, Vice President of NationsBank, N.A., [ ] who is personally known to me, [ ] or who has produced the following identification:_____(check one).

                                       -----------------------------------------
                                       Name:                             (print)
                                            -----------------------------
                                       NOTARY PUBLIC
                                       Commission No.:
                                                      --------------------------
                                       Commission Expiration Date:
                                                                  --------------

                     EXHIBIT A TO UCC-1 FINANCING STATEMENT


         This UCC-1 Financing Statement evidences the Secured Party's security interest in all of the Debtors' present and future right, title and interest in and to any and all of the following property, wherever located, whether such property be now owned or hereafter acquired or arising (hereafter the "Collateral"):

                           (a) All Accounts and any lock box or collection accounts which may be established for the deposit of proceeds from Accounts, regardless of whether or not they constitute proceeds of other Collateral;

                           (b) All products of and accessions to any of the Collateral;

                           (c) All proceeds from Collateral of every kind and nature and in whatever form, including, without limitation, both cash and noncash proceeds resulting or arising from the rendering of services by Debtors or the sale or other disposition by Debtors of the Collateral;

                           (d) All books and records relating to the conduct of Debtors' business relating to the Collateral and other evidence of any Collateral, including, without limitation, the books and records relating to Debtor's Accounts, whether written, stored in computer memory, or stored on computer tape, disc or punch cards, and any equipment containing such evidences and/or necessary for the access to such evidences, including computer programs and computer service bureau contracts;

                           (e) The right, in the name and on behalf of Debtor to appear in and defend any action or proceeding brought with respect to the Collateral and to commence any action or proceedings to protect the interest of Secured Party in the Collateral.

         All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Florida Uniform Commercial Code.